UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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FRED’S, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 15, 2017

TO THE SHAREHOLDERS OF FRED’S, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Fred’s, Inc. (the “Company” or “Fred’s”) will be held at the Hyatt Place Hotel, 1220 Primacy Parkway, Memphis, Tennessee, 38119, on Thursday, June 15, 2017, at 4:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect the nine nominees named in the accompanying Proxy Statement to the Company’s Board of Directors;
2.	To ratify the designation of BDO USA, LLP as the independent registered public accounting firm of the Company, as described in the Proxy Statement;
3.	To approve, on an advisory (non-binding) basis, the executive compensation of the Company’s named executive officers, as described in the Proxy Statement;
4.	To approve, on an advisory (non-binding) basis, the frequency of future votes on the executive compensation of the Company’s named executive officers, as described in the Proxy Statement;
5.	To approve the Fred’s, Inc. 2017 Long-Term Incentive Plan; and
6.	To consider and act upon any other matters which properly come before the Annual Meeting or any adjournment of the meeting.

The accompanying Proxy Statement contains further information with respect to these matters.

Only shareholders of record at the close of business on May 11, 2017 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Our Proxy Statement, Annual Report to shareholders and proxy card are available in the Investor Relations section of our website at www.fredsinc.com.

By order of the Board of Directors,

Rick J. Hans
Secretary

May 16, 2017

FRED’S, INC.
4300 NEW GETWELL ROAD
MEMPHIS, TENNESSEE 38118

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on June 15, 2017

The enclosed proxy is solicited by the Board of Directors (the “Board” or “Board of Directors”) of Fred’s, Inc. (the “Company” or “Fred’s”) to be voted at the Annual Meeting of Shareholders to be held on Thursday, June 15, 2017, at 4:00 p.m., Central Daylight Time, at the Hyatt Place Hotel, 1220 Primacy Parkway, Memphis, Tennessee, 38119, or any adjournment thereof (the “Annual Meeting”). At the Annual Meeting, the presence in person or by proxy of the holders of a majority of the total number of shares of outstanding Class A no par value common stock (“Common Stock”) will be necessary to constitute a quorum.

All shares represented by properly executed proxies will be voted in accordance with the instructions indicated thereon unless such proxies previously have been revoked. If any proxies of holders of Common Stock do not contain voting instructions, the shares represented by such proxies will be voted “FOR” Proposals 1, 2, 3, and 5, and “Every Year” for Proposal 4. The Board of Directors does not know of any business to be brought before the Annual Meeting, other than as indicated in the notice, but it is intended that, as to any other such business properly brought before the Annual Meeting, votes may be cast pursuant to the proxies in accordance with the judgment of the persons acting thereunder.

Any shareholder who executes and delivers a proxy may revoke it at any time prior to its use upon: (a) receipt by the Secretary of the Company of written notice of such revocation; (b) receipt by the Secretary of the Company of a duly executed proxy bearing a later date; or (c) appearance by the shareholder at the meeting (with proper identification) and his request for the return of his proxy or his request for a ballot.

A copy of this Proxy Statement and the enclosed Proxy Card are first being sent to shareholders on or about May 16, 2017.

Voting Securities

Only shareholders of record at the close of business on May 11, 2017 will be entitled to vote at the Annual Meeting. As of April 29, 2017, there were 38,050,580 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote for all matters before the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting. A quorum must be present in order for the Annual Meeting to be held. In order for the quorum requirement to be satisfied, a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting must be present in person or represented by proxy. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

If on the record date your shares of Common Stock were held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization maintaining your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares of Common Stock in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent. If you plan to attend the Annual Meeting, you will need to bring a valid proxy from the organization maintaining your account to vote your shares at the Annual Meeting.

If you hold your shares in street name, and do not provide instructions, your shares may constitute “broker non-votes” on certain proposals. Generally, broker non-votes occur on a non-routine proposal where a broker is not permitted to vote on that proposal without instructions from the beneficial owner. Broker non-votes are counted as present for purposes of determining whether there is a quorum, but are not counted for purposes of determining whether a matter has been approved. If you properly submit a proxy card to the organization maintaining your account, but do not provide voting instructions, that organization will be able to vote your shares on the ratification of BDO USA, LLP as our independent registered public accounting firm; however, that organization will not be permitted to vote your shares on election of Directors, the advisory vote on executive compensation, the advisory vote on the frequency of the vote on executive compensation or the approval of the Fred’s, Inc. 2017 Long-Term Incentive Plan (the “2017 LTIP”). As a result, if you do not provide voting instructions to the organization maintaining your account, your shares will have no effect on the outcome of the election of Directors, the advisory vote on executive compensation, the advisory vote on the frequency of the vote on executive compensation or the approval of the 2017 LTIP.

The nominees for Director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy will be elected. The ratification of BDO USA, LLP as our independent registered public accounting firm and the advisory vote on executive compensation will be approved if the votes cast favoring the action exceed the votes cast opposing the action. The 2017 LTIP will be approved if the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the 2017 LTIP vote in favor of the proposal. The advisory vote on the frequency of the vote on executive compensation will be every three years, every two years or every year, whichever receives the highest number of votes cast with respect to this proposal. Abstentions have no effect on the vote for the election of Directors or any of the other matters being considered at the Annual Meeting except for the proposal relating to the approval of the 2017 LTIP. In that regard, Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote.

Ownership of Common Stock by Directors,
Officers and Certain Beneficial Owners

The following table sets forth the beneficial ownership of Common Stock known to the Company as of April 29, 2017, by beneficial owners of more than five percent (5%) of the outstanding Common Stock, each Director, each of the Named Executive Officers (as defined below), and all Directors and executive officers of Fred’s as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)
	Number of Shares		Percent(4)
	Options(2)	Total(3)
Alden Global Capital LLC(5)		9,275,000	24.2%
BlackRock, Inc.(6)		4,811,177	12.6%
Wellington Management Group LLP(7)		4,501,032	11.8%
Dimensional Fund Advisors LP(8)		3,089,374	8.1%
The Vanguard Group, Inc.(9)		3,083,513	8.1%
NWQ Investment Company, LLC(10)		2,370,441	6.2%
National Rural Electric Cooperative Association(11)		2,231,569	5.8%
T. Rowe Price Associates, Inc.(12)		2,157,274	5.6%
Adage Capital Partners GP, LLC(13)		2,108,283	5.5%
Michael J. Hayes(14)	3,500	1,528,409	4.0%
Thomas H. Tashjian	—	332,611	*
Jerry A. Shore	115,000	233,542	*
Michael K. Bloom	—	105,714	*
Craig L. Barnes	13,950	37,662	*
Steven R. Fitzpatrick	6,000	34,549	*
B. Mary McNabb	—	30,400	*
Michael T. McMillan	—	30,000	*
Michael James	12,500	25,158	*
Timothy A. Liebmann	5,600	22,962	*
John R. Eisenman	3,500	25,000	*
Rick J. Hans	—	16,897	*
Lilia R. Lauren	7,100	15,062	*
Mary Lou Gardner	—	13,453	*
Linda Longo-Kazanova	—	9,542	*
Steven B. Rossi	—	9,039	*
Timothy A. Barton	—	9,039	*
Peter J. Bocian	—	8,091	*
Christopher W. Bodine	—	8,091	*
All Directors and Executive Officers	198,111	2,653,677	6.9%
As a Group (33 persons)

*	Less than 1%
(1)	Beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to dispose, or direct the disposition, of a security. Except as otherwise indicated, all persons listed above have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock. The address for all except Alden Global Capital LLC, BlackRock, Inc., Wellington Management Group LLP, Dimensional Fund Advisors LP, The Vanguard Group, Inc., NWQ Investment Management Company, LLC, National Rural Electric Cooperative Association, T. Rowe Price Associates, Inc., and Adage Capital Partners, L.P. is 4300 New Getwell Rd., Memphis, TN 38118. The address of Alden Global Capital LLC is 885 Third Avenue, 34th Floor, New York, New York, 10022; BlackRock Inc. is 55 East 52nd Street,

New York, New York, 10055; Wellington Management Co., LLP is 280 Congress St., Boston, Massachusetts 02210; Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746; The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355; NWQ Investment Management Company, LLC is 2049 Century Park East, 16th Floor, Los Angeles, California 90067; National Rural Electric Cooperative Association is 4301 Wilson Boulevard, Arlington, Virginia 22203; T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202; and Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts, 02116.
(2)	Represents stock options that are exercisable within sixty (60) days of April 29, 2017.
(3)	Includes stock options that are exercisable within sixty (60) days of April 29, 2017.
(4)	Based on outstanding shares of Common Stock as of April 29, 2017 (38,050,580) and the respective options exercisable within sixty (60) days of April 29, 2017 for the individual being tested.
(5)	This information is based on Schedule 13D/A filed on April 25, 2017 by Alden Global Capital LLC which reported that as of April 21, 2017, it had shared power to vote or direct the vote and to dispose of or direct the disposition of 9,275,000 shares.
(6)	This information is based on Schedule 13G/A filed on January 12, 2017 by BlackRock, Inc. which reported that as of December 31, 2016, it had sole power to vote or direct the vote of 4,715,874 shares and sole power to dispose of or direct the disposition of 4,811,117 shares.
(7)	This information is based on Schedule 13G/A filed on February 9, 2017 by Wellington Management Group LLP. which reported that as of December 30, 2016, it had shared power to vote or direct the vote 3,500,166 shares and shared power to dispose of or direct the disposition of 4,501,032 shares.
(8)	This information is based on Schedule 13G/A filed on February 9, 2017 by Dimensional Fund Advisor LP which reported that as of December 31, 2016, it had sole power to vote or direct the vote of 3,015,742 shares and sole power to dispose of or direct the disposition of 3,089,374 shares.
(9)	This information is based on Schedule 13G/A filed on February 13, 2017 by The Vanguard Group, Inc. which reported that as of December 31, 2016, it had sole power to vote or direct the vote of 43,937 shares, sole power to dispose of or direct the disposition of 3,039,576 shares, and shared power to dispose or to direct the disposition of 43,937 shares.
(10)	This information is based on Schedule 13G/A filed on February 10, 2017 by NWQ Investment Management Company, LLC which reported that as of December 31, 2016, it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 2,370,441 shares.
(11)	This information is based on Schedule 13G filed on February 14, 2017 by National Rural Electric Cooperative Association which reported that as of December 31, 2016, it had sole power to vote or direct the vote and sole power to dispose of or direct the disposition of 2,231,569 shares.
(12)	This information is based on Schedule 13G/A filed on February 7, 2017 by T. Rowe Price Associates, Inc. which reported that as of December 31, 2016, it had sole power to vote or direct the vote of 545,659 and sole power to dispose of or direct the disposition of 2,157,274 shares.
(13)	This information is based on Schedule 13G filed on February 24, 2017 by Adage Capital Partners GP, L.L.C. which reported that as of February 21, 2017, it had shared power to vote or direct the vote and shared power to dispose of or direct the disposition of 2,108,283 share
(14)	Includes 126,018 shares owned by Mr. Hayes’ wife and 36,812 shares owned by Memphis Retail Limited Partnership which are attributable to Mr. Hayes and two of his children.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors currently consists of thirteen Directors. As previously announced, each of John R. Eisenman, Steven R. Fitzpatrick, Michael J. Hayes and Jerry A. Shore will retire as Directors at the 2017 Annual Meeting. Therefore, nine Directors are to be elected at the Annual Meeting to serve for a term of one year or until their successors are elected and qualified. Upon the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated each of the following nominees to be elected as Directors at the Annual Meeting: Timothy A. Barton, Michael K. Bloom, Peter J. Bocian, Christopher W. Bodine, Linda Longo-Kazanova, Michael T. McMillan, B. Mary McNabb, Steven B. Rossi and Thomas H. Tashjian.

Directors	Age	Independent	Current Position	Director Since
Timothy A. Barton	51	✓	Director	2017
Michael K. Bloom	56	×	Director, Chief Executive Officer	2017
Peter J. Bocian	62	✓	Director	2017
Christopher W. Bodine	61	✓	Director	2017
John R. Eisenman	75	✓	Director(1)	1992
Steven R. Fitzpatrick	57	✓	Director(1)	2012
Michael J. Hayes	75	✓	Director(1)	1987
Linda Longo-Kazanova	64	✓	Director	2017
Michael T. McMillan	57	✓	Director	2007
B. Mary McNabb	68	✓	Director	2005
Steven B. Rossi	68	✓	Director	2017
Jerry A. Shore	64	×	Director(1)	2014
Thomas H. Tashjian	62	✓	Director and Chairman of the Board	2001

(1)	As previously announced, Messrs. Eisenman, Fitzpatrick, Hayes and Shore will retire from the Board effective at the 2017 Annual Meeting.

Director Nominees, Director Qualifications and Biographical Information

Cooperation Agreement with Alden Global Capital LLC and Appointment of Messrs. Barton and Rossi to the Board

On April 21, 2017, we entered into a cooperation agreement (the “Cooperation Agreement”) with Alden Global Capital LLC and certain of its affiliates (collectively, “Alden”). Pursuant to the Cooperation Agreement, our Board of Directors appointed Messrs. Barton and Rossi (the “Alden Designees”) to the Board effective April 21, 2017. Among other things, the Cooperation Agreement provides that:

•	upon the conclusion of the 2017 Annual Meeting, the size of the Board will be reduced to 9 members, provided that following the 2017 Annual Meeting, the Board of Directors will have the right to increase the size of the Board to 11 members to accommodate one additional Director approved by the Board and one additional Director designated by Alden;
•	Alden has the right to designate replacement candidates for the Alden Designees subject to certain terms and conditions;
•	during the term of the Cooperation Agreement, one Alden Designee will resign from the Board of Directors if Alden’s ownership falls below 10% of the Company’s issued and outstanding shares of Common Stock, and the other Alden Designee will resign from the Board of Directors if Alden’s ownership falls below 5% of the Company’s issued and outstanding shares of Common Stock;
•	the Board of Directors agreed to combine the Nominating Committee and Governance Committees into a new Nominating and Governance Committee, and each of the Company’s Nominating and Governance Committee and Compensation Committee will have four members, including both Alden Designees, with an Alden Designee determined by the Board of Directors chairing the Compensation Committee;

•	during the term of the Cooperation Agreement, Alden will vote all shares of Common Stock owned by Alden in accordance with the Board of Director’s recommendations with respect to each election of Directors, the ratification of the appointment of the Company’s independent registered public accounting firm, the Company’s “say-on-pay” proposal, and any other proposal to be submitted to the stockholders of the Company, with certain exceptions relating to business combination transactions and certain equity issuances by the Company;
•	during the term of the Cooperation Agreement, Alden agrees to customary standstill provisions with regards to share purchases, proxy contests and other related matters during the term of the Cooperation Agreement, with certain exceptions permitting Alden to buy back shares to restore its ownership percentage if and to the extent the Company issues equity of more than 4.5% of the Company’s issued and outstanding shares;
•	during the term of the Cooperation Agreement, Alden is permitted to participate pro rata in any equity issuances by the Company, subject to certain exceptions for equity issuance relating to compensation of up to 4.5% of the issued and outstanding shares of the Company, certain business combination transactions, and stock splits, stock dividends, reclassifications or recapitalizations of the Company, and the Company agrees that it will not issue equity with special voting or super majority voting power;
•	the Company agrees to grant Alden customary and reasonable registration rights pursuant to a registration rights agreement to be entered into promptly following the date of the Cooperation Agreement; and
•	Alden grants the Company a right of first refusal for block sales of shares of Common Stock of 5% or more.

For additional details regarding the terms of the Cooperation Agreement, including a copy of the Cooperation Agreement, see our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on April 24, 2017.

Board Nominees for Election as Directors at the 2017 Annual Meeting

Set forth below is a brief biographical description of each of our Director nominees. In selecting potential candidates for election to the Board of Directors the Nominating and Governance Committee considers the potential nominee’s judgment, integrity, experience, independence, understanding of the Company’s business and industry and other factors as more fully described below. The Board of Directors believes that the combinations of the various qualifications, skills and experiences would contribute to an effective, balanced and well-functioning Board of Directors.

Timothy A. Barton was appointed to the Board on April 21, 2017. Mr. Barton founded Freightquote in 1998, and served as Chairman and CEO until the company’s sale to C.H. Robinson Worldwide in 2015. Prior to founding Freightquote, Mr. Barton was the Co-Founder and President of UWI Association Programs, which grew into Network Long Distance before being acquired by IXC Communications/Broadwing in 1998. Mr. Barton earned his B.A. in Business from the University of Kansas and an M.A. in Finance from Louisiana State University. Mr. Barton was selected as a Director nominee by Alden pursuant to the Cooperation Agreement due to his extensive management, extensive financial and operations experience.

Michael K. Bloom joined the Company in January 2015 as President and Chief Operating Officer. In August 2016, Mr. Bloom was appointed as the Company’s Chief Executive Officer and on March 7, 2017, Mr. Bloom was appointed as a Director. Prior to joining the Company, Mr. Bloom served as the President and Chief Operating Officer for Family Dollar Stores, Inc. from September 2011 to January 2014. He also spent more than 20 years with CVS Caremark Corporation, holding a variety of positions with increasing responsibilities in merchandising, marketing and operations and rising finally to Executive Vice President of Merchandising, Visual Merchandising, Marketing, Store Brand, Advertising and Supply Chain. Before joining CVS, Mr. Bloom spent 10 years in merchandising and operations management with Virginia-based Peoples Drug Stores and the Florida division of Toronto-based Shoppers Drug Mart Corporation.

Peter J. Bocian was appointed as a Director on March 7, 2017. Mr. Bocian retired as the Executive Vice President and Chief Financial Officer of Safeway, Inc., a supermarket chain, in March 2015. Prior to that, Mr. Bocian served as the Executive Vice President and Head, Corporate Services and Finance of JPMorgan Chase & Company from July 2011 to January 2013, as Executive Vice President and Chief Administrative Officer of Hewlett-Packard Company from December 2008 to June 2011, and as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Starbucks Corporation from May 2007 to November 2008. Prior to serving at Starbucks, Mr. Bocian held a variety of corporate positions, including Senior Vice President and Chief Financial Officer, over a 24-year period at NCR Corporation, an electronics company focusing on point-of-sale systems for the retail, banking, airline and hospitality industries.

Christopher W. Bodine was appointed as a Director on March 7, 2017. Mr. Bodine has served as a partner of New Spring Capital, a private equity fund, since 2009. Prior to his retirement from CVS Caremark Corporation in January 2009 after 24 years of service, Mr. Bodine served as President, Healthcare Services, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President — Merchandising and Marketing of CVS Corporation. Mr. Bodine is active in the pharmaceutical industry, having served on a number of boards and committees, including Allergan plc, a global pharmaceutical company, and the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees.

Linda Longo-Kazanova was appointed as a Director on April 5, 2017. Ms. Longo-Kazanova most recently served as Chief Human Resources Officer at Keurig Green Mountain, Inc. (“Keurig”). Prior to working at Keurig, she served as Vice President, Human Resources and Medical at Burlington Northern Santa Fe Corporation from 2007 to 2010, and as Senior Vice President, Human Resources and Business Optimization, at Bell and Howell Company (later known as ProQuest Company) from 2000 to 2007. She held progressive assignments at Kraft Foods, Inc. from 1985 to 1995, including Global Director, Management and Organization Development. Semi-retired, she also consults through her firm LK Consulting, LLC. Ms. Longo-Kazanova previously served as a board member for Susan G. Komen for the Cure, Fort Worth and as a Trustee for Trinity Valley School in Fort Worth, Texas. Ms. Longo-Kazanova holds a Ph.D. in psychology from Northwestern University, a Masters in counseling psychology and a Bachelors in anthropology from University of Delaware.

Michael T. McMillan was elected a Director of the Company in 2007. In 2016, Mr. McMillan retired after 31 of years of senior executive roles with PepsiCo, including Operations, Marketing, Division General Management and Franchise Development. Currently, Mr. McMillan serves on the non-profit Board of Concord Academy and works with the Memphis Grizzlies Foundation. Mr. McMillan was chosen to serve on our Board because of his extensive experience in sales and marketing.

B. Mary McNabb was elected a Director of the Company in April 2005. Ms. McNabb was the owner and operator of Tai Shan Farms, Inc. until November 2016. Previously, she served as Chief Executive Officer for Kid’s Outlet, California. Kid’s Outlet, California filed for bankruptcy in 2009. Prior to that, she served as Executive Vice President and a Director of The Mowbray Group from 2004 – 2005, a California-based retail consulting firm that specializes in problem-solving, cost reductions, importing, and retail management. She has served as a member of the Board of Directors of C-ME (Cyber Merchants Exchange). Ms. McNabb was formerly Executive Vice President of Merchandising and Marketing for Factory 2-U, Vice President of sourcing for S-Q of California, and West Coast Manager/Buyer for One Price Clothing, Inc. Ms. McNabb brings a wealth of retail experience to our Board, with specific experience in the soft lines areas of our business. Ms. McNabb also brings executive leadership experience to the Board.

Steven B. Rossi was appointed to the Board of Directors on April 21, 2017. Mr. Rossi is the Chief Executive Officer of Digital First Media. He previously served as Digital First Media’s Chief Operating Officer. Prior to joining Digital First Media, Mr. Rossi held several successive management positions over 19 years with Knight Ridder Inc., including Chief Financial Officer, Senior Vice President of Operations and President of the Newspaper Division. Mr. Rossi holds an MBA from The Wharton School of the University of Pennsylvania and a B.A. in Economics from Ursinus College. Mr. Rossi was selected as a Director nominee by

Alden pursuant to the Cooperation Agreement due to his substantial business and technology background and as well as his experience in growing successful companies.

Thomas H. Tashjian was elected a Director of the Company in 2001 and was elected as Chairman of the Board in March 2016. Mr. Tashjian is a private investor. Prior to 2001, he served as a Managing Director and Consumer Group Leader at Banc of America Montgomery Securities in San Francisco. Prior to that, Mr. Tashjian held similar positions at First Manhattan Company, Seidler Companies, and Prudential Securities. In those roles, Mr. Tashjian dealt with corporate governance and financial matters on a regular basis. Mr. Tashjian’s earlier retail operating experience was in discount retailing at the Ayrway Stores, which were acquired by Target Corporation, and in the restaurant business at Noble Roman’s. He is a graduate of the Director’s Consortium of the Stanford Graduate School of Business and is a member of the Society of Corporate Secretaries and Governance Professionals. Mr. Tashjian is qualified to serve as Chairman of Fred’s Board of Directors because of his two decades of financial research experience as a noted institutional investment analyst for several major investment banking companies, as well as his standing as a financial expert and corporate governance expert.

If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes chosen by the Board of Directors, unless the Board of Directors should decide to reduce the number of Directors to be elected at the Annual Meeting. Fred’s has no reason to believe that any nominee will be unable to serve as a Director.

The Company expects its Directors to attend the Annual Meeting, however there is not a formal policy requiring attendance. All of our Director nominees who were Directors at the time of our 2016 Annual Meeting were present at such meeting.

For information concerning the number of shares of Common Stock owned by each Director, and all Directors and executive officers as a group as of April 29, 2017, see “Ownership of Common Stock by Directors, Officers and Certain Beneficial Owners.” There are no family relationships among any Directors or executive officers of Fred’s.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
ELECTION OF THE NOMINEES TO FRED’S BOARD OF DIRECTORS.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of reports of beneficial ownership of the Common Stock and written representations furnished to Fred’s by its officers, Directors and principal shareholders, Fred’s is not aware of the failure of any such reporting person to file with the SEC on a timely basis any required reports of changes in beneficial ownership during the last fiscal year except for the following instances of untimely reporting:

•	On August 12, 2016, a late Form 4 filing was filed for Ryan McElroy relating to an award of 12,000 stock options, which were granted on May 31, 2016.
•	On August 12, 2016, a late Form 4 filing was filed for each of John H. Eisenman, Steven R. Fitzpatrick, Michael Hayes, Michael T. McMillan and B. Mary McNabb relating to an award of 3,500 shares of restricted stock and 3,500 stock options, which were granted on August 5, 2016.
•	On August 12, 2016, a late Form 4 filing was filed for Thomas H. Tashjian relating to an award of 11,500 shares of restricted stock, which were granted on August 5, 2016.
•	On September 2, 2016, a late Form 4 filing was filed for Craig L. Barnes relating to an award of 3,125 shares of restricted stock and 37,000 stock options, which were granted on August 30, 2016.
•	On September 6, 2016, a late Form 4 filing was filed for Michael Hayes relating to the sale of 10,000 shares of stock occurring on September 1, 2016.
•	On September 15, 2016, a late Form 4 filing was filed for Michael K. Bloom relating to an award of 41,877 shares of restricted stock, which were granted on August 30, 2016.

•	On October 7, 2016, a late Form 4 filing was filed for Eric Ridings relating to the withholding of 193 shares of restricted stock for tax withholding purposes on October 4, 2016.
•	On October 20, 2016, a late Form 3 filing was filed for Betty Ngo, which was due within 10 calendar days of September 26, 2016.

The Company is developing processes and procedures to ensure improved compliance on an on-going basis, including compliance with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board of Directors

During fiscal 2016, Fred’s Board of Directors held ten meetings, and each incumbent Director attended at least 75 percent of the aggregate of the total number of meetings of the Board and of the committees on which he or she served, which were held during the portion of the year for which he or she was a Director or committee member. As a regular part of the Board meetings, the independent Directors meet separately without management. Mr. Tashjian is Chairman of the Board of Directors. Non-employee Directors of Fred’s are paid for their services plus reasonable expenses for meeting attendance, and are granted stock options and/or restricted stock from time to time. For additional information on Director Compensation see “Director Compensation.”

The Board of Directors has determined that each of Timothy A. Barton, Peter J. Bocian, Christopher W. Bodine, John R. Eisenman, Steven R. Fitzpatrick, Michael J. Hayes, Linda Longo-Kazanova, Michael T. McMillan, B. Mary McNabb, Steven B. Rossi and Thomas H. Tashjian is independent under applicable NASDAQ listing standards for membership on the Board. The Board of Directors has also determined, as further described below, that each of these Directors is independent under applicable SEC rules and NASDAQ listing standards for service on the various committees of the Board on which they currently or previously served. Mr. Shore is not independent as a result of his employment by the Company (as Chief Executive Officer until August 29, 2016 and thereafter until his retirement on February 4, 2017). Mr. Bloom is not independent as a result of his employment by the Company as Chief Operating Officer (from January 12, 2015 to August 29, 2016) and Chief Executive Officer (beginning in August 29, 2016).

The following table sets forth the members and chairman of each Committee of the Board after the 2017 Annual Meeting:

Directors	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee
Timothy A. Barton		✓	✓
Michael K. Bloom
Peter J. Bocian	☑
Christopher W. Bodine	✓		☑
Linda Longo-Kazanova	✓	✓
Michael T. McMillan	✓		✓
B. Mary McNabb		✓
Steven B. Rossi		☑	✓
Thomas H. Tashjian	✓

✓	denotes Committee member
☑	denotes Committee chairman
(1)	Mr. Steven R. Fitzpatrick and John R. Eisenman are currently members of the Audit Committee, but will retire at 2017 Annual Meeting.

Communication with the Board of Directors

The Board of Directors has established a process for shareholders to communicate with Directors. Communications can be addressed to: Board of Directors, Fred’s Inc., c/o Corporate Secretary, 4300 New Getwell Rd., Memphis, Tennessee 38118. All communication will be reviewed by our Legal

Department and appropriate communications will be forwarded to the Board of Directors on a quarterly basis, unless requested by the Board on a more frequent basis. Shareholder communications will be treated confidentially, subject to applicable laws, regulations or legal proceedings, if so marked on the envelope or in the communication.

Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer. We believe that the separation of these positions represents the appropriate structure for us at this time. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. The Board believes it is in the best interests of the Company and its shareholders to be free to make that determination based on the position and direction of the Company and the membership of the Board. Under our current structure, both the Chairman and the Chief Executive Officer have responsibility for our business strategy and financial performance. Our Chief Executive Officer is responsible for the strategic direction for the Company and the day to day leadership and performance of the Company, while our Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board.

Lead Director

In the event that the Chairman of the Board is also a member of management of the Company, then (pursuant to the Company’s Corporate Governance Guidelines) the Board will elect an independent Director to serve as Lead Director. The role of the Lead Director is:

•	To consult with and act as a liaison between the Board and the Chief Executive Officer;
•	To preside over Board meetings in the absence of the Chairman;
•	To coordinate the activities of the other Non-employee Directors, including the establishment of the agenda for executive sessions of the Non-employee Directors;
•	To serve as a contact for interested parties to express opinions and concerns to the Non-employee Directors; and
•	The Lead Director shall be authorized to call meetings of the Non-employee Directors.

Because the Company’s Chairman is not a member of management of the Company, the Company does not have a Lead Director.

Board’s Role in Risk Management

The Board is elected by the shareholders to oversee the long-term health and overall success of the Company. In order to fulfill the Board’s responsibilities, it oversees proper operation of the business, safeguarding of assets, maintenance of appropriate financial and internal controls, and compliance with applicable laws and regulations. Inherent in carrying out these responsibilities is the Board’s oversight of the various risks that may impact the Company. The Board understands that it is impossible to eliminate all risks. Nonetheless, the Board, through its oversight of the Company, undertakes to manage and mitigate risks as appropriate. Primary responsibility for the identification, assessment and management of the various risks that we face belongs with our management team. The entire Board regularly reviews information with management on our business strategy, financial position and operations and considers associated key risks (that can include business, legal, regulatory, compliance, public policy, reputational and other risks).

In addition, the Board executes its oversight role through its Audit Committee and other committees which report regularly to the whole Board on their activities. For our Audit Committee, some areas of specific committee level focus include risk associated with financial reporting, internal control, related party transactions and data security. The Compensation Committee reviews risks associated with our executive incentive compensation policies. Our Nominating and Governance Committee reviews risks associated with our corporate governance structure, business conduct and ethics.

Code of Conduct

The Company has adopted a code of ethics that applies to all of its Directors, officers (including its Named Executive Officers) and employees. Also, the Company has a vendor code of conduct that applies to its vendors. The Company’s code of ethics and vendor code of conduct are available on the Company’s website at www.fredsinc.com and can be found under the Investor Relations and Corporate Governance links. The information contained on the website is not incorporated by reference in, or considered part of, this Proxy Statement.

Nominating and Governance Committee

Pursuant to the terms of the Cooperation Agreement, the Board of Directors agreed to combine the Nominating Committee of the Board and the Governance Committee of the Board. Prior to consolidation, the Nominating Committee consisted of Michael T. McMillan, John R. Eisenman and Thomas H. Tashjian, and the Governance Committee consisted of Michael T. McMillan, B. Mary McNabb and Thomas H. Tashjian. Currently, the Nominating and Governance Committee consists of Timothy A. Barton, Christopher W. Bodine, Chairman, Michael T. McMillan and Steven B. Rossi, all of whom meet the independence requirements of NASDAQ listing standards and the independence criteria set forth in the SEC’s rules.

The Nominating and Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board, recommends nominees for election to the Board by the shareholders at the annual meeting, develops and recommends to the Board the Corporate Governance Guidelines, leads the Board in its annual review of Board performance, and periodically reviews the corporate governance structures and practices of the Company.

Nominating and Governance Committee members are paid for their services $15,000 per year for the Chair and $10,000 per year for the other members, plus reasonable expenses for meeting attendance. In fiscal 2016, the Nominating Committee met four times and the Governance Committee met two times. The Board of Directors has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s website.

The Nominating and Governance Committee identifies candidates for nomination based upon its criteria for evaluation as described below. Additionally, the Nominating and Governance Committee may use the services of a search company in identifying nominees. Recently, the Company engaged Spencer Stuart, a leading executive search firm, to assist the Company identify potential nominees. Spencer Stuart identified and recommended each of Messrs. Bocian and Bodine and Ms. Longo-Kazanova as candidates for Director. Although the Nominating and Governance Committee has not determined specific minimum qualifications for its nominees, it evaluates candidates that it has identified based upon:

•	character, personal and professional ethics, integrity and values;
•	executive level business experience and acumen;
•	relevant business experience or knowledge (although preference may be shown for experience in or knowledge of the retail industry, it is not a prerequisite);
•	skills and expertise necessary to make significant contributions to the Company, its Board and its shareholders;
•	business judgment;
•	availability and willingness to serve on the Board;
•	independence requirements of NASDAQ listing standards;
•	potential conflicts of interest with the Company or its shareholders taken as a whole; and
•	accomplishment within the candidate’s own field.

The Company strives to nominate diverse candidates for service on the Board who have a variety of skills and experience. While the Company does not have a policy about diversity as it pertains solely to nominees, the Board will not discriminate on the basis of race, color national origin, sexual orientation, religion, or disability in selecting nominees.

The Nominating and Governance Committee meets at least annually and more often as necessary to make nominations to the Board. The Nominating and Governance Committee will consider shareholder nominations to the Board sent to the Nominating and Governance Committee, c/o Corporate Secretary, Fred’s Inc., 4300 New Getwell Road, Memphis, Tennessee 38118. To be considered for nomination, a shareholder must provide the Nominating and Governance Committee the following:

•	advance notice received no earlier than 90 or later than 60 days prior to the anniversary of the previous year’s annual meeting (provided, however, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 30 days after such anniversary date, notice by the shareholder must be received not later than the tenth day following the day on which public announcement of the date of such meeting is first made by the Company);
•	detailed disclosure regarding the nominating shareholder;
•	detailed disclosure regarding Director nominee; and
•	requiring that each Director nominee of a shareholder submit, among other things, a director questionnaire and a written representation and agreement that such nominee is not a party to any voting commitment that has not been disclosed.

Recommendations by shareholders that are made in accordance with these procedures will be evaluated using the same standards the Nominating and Governance Committee uses for candidates it identifies. The Nominating and Governance Committee has full discretion not to include a shareholder’s candidate in its recommendation to the Board, and may require additional information as it deems reasonably necessary to determine the eligibility of the Director candidate to serve as a member of the Board. If the Nominating and Governance Committee does not recommend a shareholder’s candidate to the Board, it will not make public the reason or reasons for its decisions. In addition to considering candidates suggested by shareholders, the Nominating and Governance Committee considers potential candidates recommended by current Directors, Company officers, employees and others and may engage consultants or third-party search firms in identifying and evaluating potential nominees. Before recommending any candidate, the Nominating and Governance Committee may also:

•	consider whether a candidate will significantly add to the diverse range of talents, skills and expertise of the Board;
•	conduct appropriate verifications of the background of the candidate; and
•	interview the candidate or ask the candidate for additional information.

Audit Committee

Prior to March 7, 2017, the Audit Committee of the Board of Directors consisted of John R. Eisenman, Steven R. Fitzpatrick, Chairman, Michael T. McMillan, B. Mary McNabb and Thomas H. Tashjian. On March 7, 2017, Peter J. Bocian was appointed to the Audit Committee and became the Chairman. Effective as of April 21, 2017, the Audit Committee consists of Peter J. Bocian, Chairman, Christopher W. Bodine, John R. Eisenman, Steven R. Fitzpatrick, Linda Longo-Kazanova, Michael T. McMillan, B. Mary McNabb and Thomas H. Tashjian. Each of the members of the Audit Committee is an independent Director as defined in the NASDAQ listing standards and meets the independence criteria set forth in the SEC’s rules. Audit Committee members are paid for their services $25,000 per year for the Chair and $10,000 per year for the other members plus reasonable expenses for meeting attendance. The Audit Committee met eight times during the last fiscal year.

The Audit Committee is responsible for the engagement of the independent registered public accounting firm, considering the range of audit and non-audit fees, assisting the Board in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public, reviewing the Company’s system of internal controls regarding finance, accounting, legal compliance, risk and ethics that management and the Board have established, and reviewing the Company’s auditing, accounting, and financial reporting processes, generally.

Audit Committee members have the requisite financial experience to serve on the Audit Committee. The management of the Company has the primary responsibility for the financial statements and reporting process. The independent registered public accounting firm is responsible for conducting and reporting on the audit of the Company’s financial statements and internal controls over financial reporting in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is ultimately accountable to the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website. The Board of Directors has determined that each of Mr. Bocian and Mr. Tashjian meets the SEC’s definition of audit committee financial expert.

Audit Committee Report

In the context of the role of the Audit Committee as outlined above, the Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2016 with management of the Company. BDO USA, LLP, the Company’s independent registered public auditing firm, is responsible for performing independent audits of the consolidated financial statements in accordance with generally accepted auditing standards and the effectiveness of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also discussed with BDO USA, LLP the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communications Audit Committees,” as adopted by the PCAOB, and other matters required by the Audit Committee’s charter. The Audit Committee has received the written disclosures and the letter from BDO USA, LLP as required by PCAOB Rule 3526 and has discussed with BDO USA, LLP their independence, including consideration of whether the payment to BDO USA, LLP of audit related, tax, and permissible non-audit fees is compatible with maintaining their independence. Based upon its review and discussions with Company management and BDO USA, LLP, the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2016 be included in the 2016 Annual Report on Form 10-K for filing with the SEC, and that BDO USA, LLP be considered for selection as the Company’s independent registered public accounting firm for 2017.

The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing and, as such, rely without independent verification on the information provided to them and on the representations made by management and BDO USA, LLP. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting processes or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the Company’s audited consolidated financial statements are presented in accordance with generally accepted accounting principles, or that BDO USA, LLP is in fact independent.

Members of the Audit Committee:
Peter J. Bocian, Chairman
Christopher W. Bodine
John R. Eisenman
Steven R. Fitzpatrick
Linda Longo-Kazanova
Michael T. McMillan
B. Mary McNabb
Thomas H. Tashjian

Compensation Committee

The Compensation Committee reviews and recommends to the full Board the salaries and cash incentive compensation of executive officers and the grants of stock-based incentive compensation under Fred’s long-term incentive plan. For fiscal 2016 and through April 5, 2017, the Compensation Committee consisted of B. Mary McNabb, Chairperson, John R. Eisenman and Michael T. McMillan. Linda Longo-Kazanova joined the Board of Directors and the Compensation Committee on April 5, 2017. On April 21, 2017 pursuant to the terms of the Cooperation Agreement, Timothy A. Barton and Steven Rossi joined the Board of Directors and the Compensation Committee, and Messrs. Eisenman and McMillan stepped down from the Compensation Committee. The Compensation Committee members currently consist of Timothy A. Barton, B. Mary McNabb, Linda Longo-Kazanova, and Steven B. Rossi, Chairman, all of whom meet the independence requirements of NASDAQ listing standards and the independence criteria set forth in the SEC’s rules.

The Compensation Committee met four times during the last fiscal year. Compensation Committee members are paid for their services, $20,000 per year for the Chair and $10,000 per year for the other members, plus reasonable expenses for meeting attendance. The Board of Directors receives the compensation and grant recommendations of the Compensation Committee and may approve, amend or reject the recommendations. The Board of Directors has adopted a written charter for the Compensation Committee, which is available at the Company’s website.

Transactions with Related Persons and the Company’s Approval Policy

As of January 28, 2017, Fred’s leases three properties from Atlantic Retail Investors, LLC, which is wholly owned by Michael J. Hayes, a Director of the Company, and members of his family. These leases were reviewed and approved by the independent Directors of the Company in May 2011 after considering an evaluation from an independent real estate broker. Mr. Hayes did not take part in that decision. The terms of the leases are consistent with the terms of the leases for Fred’s other leased properties. The total rental payments for related party leases were $378,375 for the fiscal year ended January 28, 2017.

Any future transactions which are required to be described by Item 404(a) of Regulation S-K under the Exchange Act will be reviewed and either rejected or approved by the Audit Committee and/or Board of Directors. The Company has a policy that governs transactions with related persons that require prior disclosure and approval of such transactions.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This section of the Proxy Statement details the compensation plans for our executive team. In it we describe our compensation philosophy, policies and practices as they relate to our management team and, especially to our Chief Executive Officer (our Principal Executive Officer), Chief Financial Officer (our Principal Financial and Accounting Officer) and the four most highly compensated executive officers (collectively, the “Named Executive Officers”). Our Named Executive Officers for fiscal 2016 include:

Name	Position
Michael K. Bloom	Chief Executive Officer
Jerry A. Shore	Former Chief Executive Officer(1)
Rick J. Hans	Chief Financial Officer
Michael James	Senior Vice President — Specialty Pharmacy
Timothy A. Liebmann	Chief Operating Officer — Pharmacy
Mary Lou Gardner	Chief Merchandising and Marketing Officer
Craig L. Barnes	Chief Operating Officer — Front Store
Lilia R. Lauren	Former Principal Financial Officer(2)

(1)	Mr. Shore served as the Company’s Chief Executive Officer until August 29, 2016, and remained employed by the Company until his retirement on February 4, 2017.
(2)	Ms. Lauren served as the Company’s Principal Financial Officer until Mr. Hans employment on April 4, 2016. She currently serves as a Senior Vice President of the Company.

Changes to executive compensation as well as general guidelines for other employees are considered and recommended to the full Board by the Compensation Committee.

Summary of Fiscal 2016

The following information contains references to fiscal years 2016, 2015 and 2014, which represent fiscal years ended January 28, 2017, January 31, 2016 and February 1, 2015, respectively.

The transformation of Fred’s has been underway for the past eighteen months, and the Company’s comprehensive strategy and plan to improve performance sequentially is on target. In fiscal 2016 and the first quarter of 2017, the Company, among other initiatives:

•	Aligned leadership in the Retail Pharmacy business and focused the pharmacy organization to drive scripts into stores, improve service to patients and train teams to ensure a consistent and reliable experience at every store for every patient.
•	Diversified and grew the Specialty Pharmacy portfolio, and achieved double digit growth in Specialty Pharmacy sales in the second half of 2016.
•	Made a number of process and technology improvements, including the installation of PDX Enterprise Pharmacy System, which improved efficiencies and helped to lower the overall cost to fill, and OrderInsite, a pharmacy inventory management system which helped optimize inventory while improving the Company’s instock position on pharmaceuticals.
•	Remodeled 55 stores and closed approximately 40 underperforming stores for which Fred’s could no longer foresee a path to profitability.
•	Announced the proposed acquisition of 865 Rite Aid stores, which would make Fred’s the third-largest drugstore chain in the nation and transform the largest regional pharmacy player into a true national competitor. The Rite Aid transaction remains subject to approval from the Federal Trade Commission.

Our compensation program is designed to motivate and reward outstanding performance and to drive long-term value creation. We believe that when the Company performs well and achieves its operating goals, our executive officers should receive rewards that are commensurate with those of our shareholders. Our operating and financial results for 2016 did not meet our goals and we did not achieve targeted performance under our incentive programs. Only a select number of individuals received bonus payments for 2016, limited to those who met their the predetermined operating goals, provided an extraordinary contribution to the Company or those new to the Company who were promised minimum bonus amounts for 2016 when hired.

Compensation Objectives

It is the philosophy of Fred’s that executive compensation be linked to corporate performance and increases in shareholder value. We have designed our compensation program to align our executives’ compensation with the long-term interests of our shareholders and to attract and retain talent. The following objectives have been adopted by the Compensation Committee as guidelines for compensation decisions:

•	Provide a competitive total compensation package that enables Fred’s to attract, motivate and retain a strong leadership team.
•	Reinforce a high performance culture with integrated programs tied to our short and long-term objectives.
•	Create alignment of interest between executives and shareholders focused on long-term value creation.

Role of Compensation Committee

The Compensation Committee is responsible for setting the compensation philosophy of the Company and then evaluating and monitoring adherence to its objectives. In doing so, the Compensation Committee must balance the financial requirements of the Company with the need to attract and retain high caliber individuals for key roles within the Company.

Risk Considerations

The Compensation Committee also reviews the risks and rewards of the Company’s compensation programs, which are designed to reward prudent risk-taking over both the short and long-term. The Company has adopted clawback features for its senior executives in its compensation programs and has also established share ownership guidelines for members of the Board of Directors, the Chief Executive Officer and the Chief

Financial Officer. These features, along with the general design of the compensation program, are meant to ensure appropriate level of risk taking by the Company’s executives over the long-term.

The Compensation Committee believes that our incentive compensation plans are appropriately related to corporate and individual performance, yielding awards that are tied to the annual financial and operational results of Fred’s and consistent with the returns that are generated on behalf of Fred’s shareholders. After review by the Compensation Committee and management regarding the policies and practices with respect to risk-taking incentives and risk management, the Company does not believe that potential risks arising from its compensation policies or practices are reasonably likely to have a material adverse effect on the Company.

How We Determine Executive Compensation

In setting executive compensation philosophy and practice, the Compensation Committee has from time to time engaged compensation consultants and reviewed benchmarking data of similar companies in the retail and pharmacy industries. While the Compensation Committee studies other similar companies in its industry to determine the competitiveness and appropriateness of its compensation programs, it has not identified a set peer group. The Compensation Committee recognizes the difficulty in identifying enough companies comparable to Fred’s mix of general merchandise and pharmacy sales, overall sales volume and the quantity, size and geographical location of our stores. The Compensation Committee reviews survey compensation data and consults with compensation and industry advisors, when assessing the competitiveness of the total compensation program provided to Fred’s executives compared to compensation programs provided by other companies with which Fred’s competes.

In collaboration with management, the Compensation Committee has set a standardized structure for performance reviews, tailored reviews to be pertinent to the job function and defined and added structure to the review process. The Compensation Committee determines what elements and amounts are included as part of the executive compensation opportunity for our executives to balance between short- and long-term compensation. The Company’s executive compensation program is reviewed annually by the Compensation Committee and adjusted as needed.

Role of Management

Our Chief Executive Officer meets with the Compensation Committee to review our compensation philosophy, present analyses based on the Compensation Committee’s requests and discuss the compensation recommendations the Compensation Committee makes to the Board. Our Chief Executive Officer presents management’s perspective on business objectives, discusses the effect of business results on compensation recommendations, reviews executive compensation data, discusses the other Named Executive Officers’ performance and makes recommendations as to the compensation of our Named Executive Officers. Our Chief Executive Officer attends Compensation Committee meetings from time to time, and meetings of the Board, but he does not attend those portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the Chief Executive Officer’s compensation.

Use of Independent Consultants

The Compensation Committee makes use of analyses provided, at its request, by external consultants in determining executive compensation. Starting in the first quarter of 2017, the Compensation Committee has utilized Pay Governance LLC for these services. The Compensation Committee has reviewed the independence of Pay Governance LLC’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Compensation Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Compensation Committee with objective and independent executive compensation advisory services. Pay Governance LLC provides data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. Pay Governance LLC did not perform any work for the Company during fiscal 2016. As appropriate, the Compensation Committee meets with its independent consultant in executive session without management present.

Consideration of Shareholder Votes on Executive Compensation

The elements of our executive compensation program have remained substantially the same for several years. We believe our programs are effectively designed to align with the interests of our shareholders and are instrumental to achieving our business strategy.

In determining executive compensation for 2016, the Compensation Committee considered the overwhelming shareholder support that the “say-on-pay” proposal received at our 2016 Annual Meeting. As a result, the Compensation Committee continued to utilize the same elements it has used in previous years, with certain changes to encourage a mix of more long-term incentive compensation and to recruit, retain and incentivize key employees.

In accordance with the view expressed by our shareholders in an advisory vote at the 2011 Annual Meeting, our Board of Directors intend to provide for a “say on pay” vote on an annual basis and will continue to consider shareholder concerns and feedback in the future. We are holding an advisory vote on the frequency of such advisory votes on executive compensation during the 2017 Annual Meeting, and expect we will hold our next vote on the frequency of such advisory votes during the 2023 Annual Meeting.

Components of Executive Compensation

The Company and the Compensation Committee have implemented compensation programs designed to align our executives’ pay with the achievement of short- and long-term performance goals that reinforce our business strategy. The Company uses three main components in compensating its executives: base salary, annual cash and stock based incentive compensation payable under the Company’s management incentive program (the “MIP”). Base salary and cash incentives are designed to reward near-term performance, whereas stock awards blend near-term performance with longer-term earnings that result in share price growth. The Company also provides to certain of its executives benefits and perquisites and, from time to time, special awards in the form of cash or stock.

Base Salary

We pay base salaries to provide a stable fixed amount of cash compensation and be competitive with standard market practice. Base salaries are determined through analysis of industry data and comparisons with similar retail and pharmacy companies. Salaries are set to recognize individual skills, competencies, experience and organizational impact within a defined job description. Base pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

The table below reflects the base salaries of the Named Executive Officers, who are currently employed or were employed by the Company during fiscal 2016.

Name	Base Salary
Michael K. Bloom	$700,000
Jerry A. Shore	$575,000	(1)
Rick J. Hans	$400,000
Michael James	$325,000
Timothy A. Liebmann	$400,000
Mary Lou Gardner	$325,000
Craig L. Barnes	$400,000
Lilia R. Lauren	$325,000	(2)

(1)	Mr. Shore served as the Company’s Chief Executive Officer until August 29, 2016, and remained employed by the Company until his retirement on February 4, 2017.
(2)	Ms. Lauren served as the Company’s Principal Financial Officer until Mr. Hans’ hiring on April 4, 2016. She currently serves as a Senior Vice President of the Company.

All of our employees’ base salaries are reviewed annually. Any adjustments take into account the individual’s performance, responsibilities and experience, as well as external market practices. Salary increases for our Named Executive Officers, other than the Chief Executive Officer, are determined by the Compensation

Committee in consultation with the Chief Executive Officer. The Compensation Committee, in consultation with the Chairman of the Board, reviews and discusses the Board’s evaluation of the Chief Executive Officer and then makes recommendations to the Non-employee Directors regarding increases for the Chief Executive Officer’s salary.

Management Incentive Program Compensation

We pay annual cash and stock incentive compensation to senior executives as part of our annual MIP to reward executive performance for the year based on the performance of the Company. The participants only earn payment under the MIP if specific pre-established goals are achieved. Consistent with our pay for performance philosophy, the pharmacy, merchandising and store operations departments must achieve their department goal before they are eligible to receive any bonus on the individual goal component of the MIP. For all other MIP participants, including the Chief Executive Officer, in order to be eligible for any payment under the MIP, the Company must meet its threshold pre-tax income goal. The MIP is typically paid in part stock and part cash compensation, although for 2017, the Compensation Committee may elect to pay awards under the MIP fully in cash, in its sole discretion. The stock portion of the 2016 MIP is granted pursuant to the Company’s 2012 Long-Term Incentive Plan (the “2012 LTIP”). If approved by our shareholders, equity awarded under the 2017 MIP will be granted pursuant to the 2017 LTIP.

2016 Management Incentive Program

We did not achieve our goals under the 2016 MIP, and MIP awards were not paid to our Named Executive Officers. For 2016, fifty percent of the bonus opportunity payable under the MIP was contingent upon the Company meeting its pre-tax income corporate goal for the year. Of the remaining fifty percent, thirty percent of the bonus opportunity was contingent on achievement of department goals consisting of meeting either department gross profit, department corporate contribution, department operating profit, or department budget, depending on the department. The remaining twenty percent was contingent upon meeting pre-determined, objective and measured individual goals. The following table illustrates the cash and stock incentive bonus potential under the 2016 MIP expressed as a percentage of salary:

Title	Total %	Cash %	Stock %
CEO	155%	75%	80%
COO/President	155%	75%	80%
CFO	70%	42%	28%
EVP	70%	42%	28%
SVP	55%	33%	22%
VP	45%	27%	18%

In order to achieve the payouts for the MIP, the Company must achieve established pre-tax income targets. The 2016 MIP allowed for a graduated stock incentive payout based on a tiered pre-tax income structure. If the Company achieved one of the escalating stock incentive tiers, one-third of the grant vests each year beginning on the first anniversary of the grant date. The following table represents the cash and stock potential under the 2016 MIP expressed as a percentage of MIP potential based on pre-tax income levels.

Pre-Tax Income	Cash %	Stock %
$4,500,000	—	25%
8,900,000	—	50%
13,400,000	—	75%
17,800,000	100%	100%
18,200,000*

*	A stretch bonus opportunity exists of 3% for every $500,000 pre-tax income above this level, up to a maximum of 200%.

Mr. Bloom received a cash incentive equal to 50% of his base salary, as provided under his employment agreement for fiscal 2016.

2017 Management Incentive Program

For 2017 (as in 2016), fifty percent of the bonus opportunity payable under the MIP is contingent upon the Company meeting its pre-tax income corporate goal for the year. Of the remaining fifty percent, thirty percent of the bonus opportunity is contingent on achievement of department goals consisting of meeting either department gross profit, department corporate contribution, department operating profit, or department budget, depending on the department. The remaining twenty percent was contingent upon meeting pre-determined, objective and measured individual goals.

MIP bonuses for 2017 will be funded out of the amount by which the Company exceeds its pre-tax income target. The following table illustrates the maximum value that can be earned under the 2017 MIP, expressed as a percentage of salary, and to the extent the Compensation Committee approves delivery of part of the award in equity, the maximum percentage which may be granted as equity:

Title	Total %	Cash %	Stock %
CEO	155%	75%	80%
COO	100%	60%	40%
CFO	70%	42%	28%
EVP	70%	42%	28%
SVP	55%	33%	22%
VP	45%	27%	18%

The 2017 MIP provides that Compensation Committee retains the discretion to pay bonuses earned under the 2017 MIP in any mix of cash, stock or options as the Committee determines, in its sole discretion. If granted as equity, one-third of the grant vests each year beginning on the first anniversary of the grant date.

Long-Term Incentive Plan Awards

In addition to equity granted through the MIP, we provide long-term incentive compensation to certain employees, including our Named Executive Officers, to directly align the interests of these individuals with the long-term interests of our shareholders. We believe that long-term equity compensation is an important retention tool. Our long-term incentive compensation awards typically consist of leadership grants, grants to individuals demonstrating “above and beyond” performance and grants to new hires and recently promoted employees.

Leadership Grants

In 2012, the Compensation Committee first recommended that the Board of Directors provide additional restricted stock and option awards (the “Leadership Grants”) to certain executive officers to align the interests of our executives with those of our shareholders by incentivizing value creation. The Company issued 667,500 shares of restricted stock to employees in the form of Leadership Grants in fiscal 2016. The following table sets forth Leadership Grants awarded to our Named Executive Officers in fiscal 2016:

Name	Shares
Craig L. Barnes	50,000
Lilia R. Lauren	35,000

Grants to New Hires and Promoted Employees

In order to attract high caliber talent and offer competitive compensation packages, the Company may provide stock options and/or restricted stock to new hires. In addition, individuals who are promoted into an executive or senior executive role may be eligible to receive restricted stock and/or options as part of their compensation for their new role. New hire and promotion grants are made on a case-by-case basis and are generally effective as of the employment/promotion date. Certain positions, particularly newly hired, may be provided with a sign-on bonus or guaranteed bonus upon completion of their first year. Certain of our Named Executive Officers received these awards in fiscal 2016 in connection with their hiring, including the following:

•	Mary Lou Gardner received 7,210 shares of restricted stock and 50,633 stock options with a strike price of $13.87, based on the closing price on February 22, 2016, the grant date. The shares and options vest twenty-five percent per year beginning on the second anniversary of the grant date.
•	Rick J. Hans received 14,500 shares of restricted stock and 69,500 stock options with a strike price of $14.94, based on the closing price on April 4, 2016, the grant date. The shares and options vest twenty-five percent per year beginning on the second anniversary of the grant date.
•	Timothy A. Liebmann received 28,000 stock options with a strike price of $15.24, based on the closing price on June 6, 2016, the grant date. The options vest twenty percent per year beginning on the first anniversary of the grant date.
•	Michael James received 11,658 shares of restricted stock and 62,500 stock options with a strike price of $15.44, based on the closing price on June 27, 2016, the grant date. The shares and options vest twenty percent per year beginning on the first anniversary of the grant date.

Special Bonuses Delivered as Cash or Equity

Above and Beyond Bonuses

In 2012, the Compensation Committee first recommended that the Board of Directors provide additional cash and/or option awards (“Above and Beyond Bonuses”) to employees who individually provide exemplary service to the Company in a manner that develops or improves a Company-wide process or system or otherwise improves the Company’s overall financial performance. The Compensation Committee believes the Above and Beyond Bonuses provided a retentive benefit to the Company and encourage innovation, forward thinking and an entrepreneurial spirit, which the Compensation Committee believes will benefit the Company and its shareholders. Employees are typically given the option to elect between cash or options, and Above and Beyond Bonuses are paid, in the Compensation Committee’s discretion, at 5%, 10% and 15% of the recipient’s base salary. Only one of our Named Executive Officers received an Above and Beyond Bonus in fiscal 2016, which was paid in cash and is set forth below:

Name	Percentage of Base Salary Awarded	Cash ($)
Michael James	15%	48,750

Rite Aid Transaction-Related Bonuses

We recognize that there is significant value to be realized from the successful completion of our proposed acquisition of Rite Aid stores and such acquisition requires dedicated effort from members of our management team. The Compensation Committee developed a special bonus program tied to this transaction. On April 5, 2017, the Company awarded a special bonus to certain senior executives, including certain of our Named Executive Officers, in recognition of such executives’ efforts to date with respect to the Company’s planned acquisition of Rite Aid stores. This special bonus consisted of cash, shares of restricted stock and options. The shares of restricted stock and options vest twenty-five percent per year beginning on the first anniversary of the grant. Fifty percent of the shares of restricted stock and options were granted on April 5, 2017 at which time the cash award was paid. The remaining fifty percent of the restricted stock and options included in the special bonus will be issued only upon the completion of the Company’s planned acquisition of the Rite Aid stores. These cash and equity-based special bonuses granted to certain our Named Executive Officers and other executive officers are further described in the table below:

Name	Cash Award(2) ($)	Shares and Options Granted on April 5, 2017(1)		Value of Shares and Options to be Granted Upon Closing of Transaction ($)	Aggregate Value of Shares and Options ($)
		Shares	Options
Michael K. Bloom	525,000	11,155	38,781	280,000	560,000
Rick J. Hans	168,000	2,231	7,756	56,000	112,000
Timothy A. Liebmann	240,000	3,187	11,080	80,000	160,000
Mary Lou Gardner	136,500	1,813	6,302	45,500	91,000
Craig L. Barnes	240,000	3,187	11,080	80,000	160,000

(1)	Closing trading price on grant date: $12.55.
(2)	Paid to Named Executive Officer on April 5, 2017.

Benefits and Perquisites

The Company provides its full-time employees, including the Named Executive Officers with health insurance coverage, life insurance and an opportunity to participate in the Fred’s 401(k) plan and Employee Stock Purchase Plan. The Fred’s 401(k) plan may include matching contributions by the Company. The Employee Stock Purchase Plan provides participating employees a discount when purchasing shares of the Company’s stock. In addition, perquisites or other personal benefits are provided to some executive officers. These are more fully described as part of the Summary of Executive Compensation Table. Mr. Shore and Mr. Bloom, during their respective tenures as Chief Executive Officer, were permitted to use the Company plane for personal use. During fiscal 2016, Mr. Bloom used the Company plane only once for personal use.

Executive Employment Agreements

Management Compensation Agreement with Michael K. Bloom

The Company and Michael K. Bloom are parties to a management compensation agreement, dated as of January 12, 2015, as amended on August 30, 2016 and April 10, 2017 (as amended, the “Management Compensation Agreement”). The Management Compensation Agreement continues for a term of three years, which began on August 30, 2016 and renews automatically for additional 30-month terms, unless either party provides notice of non-renewal to the other party at least 180 days prior to the end of the then-current term.

The Management Compensation Agreement provides for a current base salary of $700,000, which will be increased to $900,000 upon the completion of the Company’s acquisition of at least 865 Rite Aid stores.

Under the terms of the Management Compensation Agreement, Mr. Bloom is eligible to participate in the Company’s annual cash incentive bonus at 75% – 150% of his annual base salary. Eligibility to receive the cash incentive is based upon the achievement of pre-established performance goals determined by the Board of Directors. The Management Compensation Agreement also provides for a minimum cash incentive bonus for fiscal 2015 – 2017 of 50% of Mr. Bloom’s annual base salary, provided the Company achieves certain minimum performance goals.

Additionally, the Management Compensation Agreement provides that Mr. Bloom is eligible to receive an annual stock incentive under Company’s stock incentive program in the following amounts: fiscal 2015, $400,000; fiscal 2016, $450,000; and fiscal 2017, $600,000. Thereafter, the incentive amount is equal to 80% of Mr. Bloom’s annual base salary. The amount is payable half in restricted stock of the Company and half in stock options. Eligibility to receive the stock incentive is based upon the achievement of pre-established performance goals determined by the Board of Directors. Mr. Bloom is eligible to receive an additional amount equal to $400,000 in fiscal 2017 and 50% of the annual base salary thereafter, payable in stock options upon the Company achieving 125% of the mutually agreed upon pre-determined performance goals.

The Management Compensation Agreement permits Mr. Bloom to terminate the agreement for good reason or disability with at least 30 days prior notice, and permits the Company to terminate the agreement without cause upon at least 30 days prior notice or at any time with cause. The Management Compensation Agreement will also terminate upon Mr. Bloom’s death.

In the event Mr. Bloom is terminated without cause or Mr. Bloom terminates for good reason, Mr. Bloom will receive his base pay as of the date of termination for a period of 36 months as well as 36 months of benefits coverage and car allowance, and Mr. Bloom’s unvested shares of restricted stock and options will vest immediately. In addition, if Company’s current healthcare provider will not permit Mr. Bloom to continue coverage under the Company’s healthcare plan, the Company will purchase equivalent coverage from another provider.

In the event Mr. Bloom is terminated without cause within 18 months after a change in control, Mr. Bloom will be entitled to receive the same severance and benefits as if Mr. Bloom had been terminated without cause or if Mr. Bloom had terminated for good reason.

As used in the Management Compensation Agreement, the term “change in control” means (i) any person or entity becoming the beneficial owner of shares of the Company’s stock representing 35% or more of the combined voting power of the then outstanding shares that may be voted for the election of Directors; (ii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding shares of the Company entitled to vote in the election of Directors, is held in the aggregate by holders of the Company’s shares entitled to vote generally in the election of Directors immediately prior to such transactions; and (iii) during any period of two consecutive years, a majority of the Board of Directors cease to serve on the board of Directors for any reason, unless the election of such new Directors was approved by a vote of at least two-thirds of the Directors in office at the beginning of such two year period.

The Management Compensation Agreement does not include an express mitigation requirement; however, in the event Mr. Bloom is terminated within 18 months after a change in control and during the 36 month period following such termination Mr. Bloom becomes employed by another employer, the Company will only be obligated to pay Mr. Bloom the difference between the amount provided by the Management Compensation Agreement and any lesser amount received by Mr. Bloom from his new employer. If Mr. Bloom receives a greater salary than the payment provided by the Management Compensation Agreement, the Company will no longer be required to make such payments.

The Management Compensation Agreement provides that Mr. Bloom is subject to non-competition and non-solicitation provisions during the term of his employment, and for one year after termination, as well as to a perpetual covenant not to use or disclose confidential information or make disparaging statements about the Company.

Employment Agreements with Rick J. Hans, Craig L. Barnes, Timothy A. Liebmann and Mary Lou Gardner

On April 10, 2017, the Company entered into substantially similar employment agreements (collectively, the “NEO Employment Agreements”) with each of Rick J. Hans, Craig L. Barnes, Mary Lou Gardner and Timothy A. Liebmann. The NEO Employment Agreements became effective on April 10, 2017 and continue for a term of two years. The NEO Employment Agreements renew automatically for additional two-year terms unless either the Company or the executive provides notice of non-renewal at least 180 days prior to the end of the then-current term.

Pursuant to the terms of the NEO Employment Agreements, each executive will receive his or her current base salary and will be eligible to participate in the Company’s management incentive program and in all employee benefit plans and programs made available to the Company’s employees. The current base salary and management incentive compensation amounts are set forth below:

Name	Base Salary ($)	MIP Opportunity As a Percentage of Base Salary
Rick J. Hans	400,000	70% to 140%
Timothy A. Liebmann	400,000	100% to 200%
Mary Lou Gardner	325,000	70% to 140%
Craig L. Barnes	400,000	100% to 200%

Each executive will also be entitled to receive vacation, expense reimbursements, an annual $12,000 car allowance and relocation expenses, to the extent required.

The NEO Employment Agreements permit each executive to terminate the NEO Employment Agreement for any reason or no reason upon at least 180 days prior notice, and permit the Company to terminate the Employment Agreement without cause upon at least 30 days prior notice or at any time with cause. Each NEO Employment Agreement will also terminate upon the executive’s death or disability.

In the event an executive is terminated without cause within 180 days after a change in control, the executive will be entitled to receive a severance payment equal to his or her base pay for 24 months, medical and dental insurance coverage for 24 months, and such executive’s unvested shares of restricted stock and options will vest immediately.

As used in the NEO Employment Agreements, the term “change in control” means (i) any person or entity becoming the beneficial owner of shares of the Company’s stock representing 35% or more of the combined voting power of the then outstanding shares that may be voted for the election of Directors; (ii) as a result of any cash tender or exchange offer, merger or other business combination, sale of assets, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding shares of the Company entitled to vote in the election of Directors, is held in the aggregate by holders of the Company’s shares entitled to vote generally in the election of Directors immediately prior to such transactions; and (iii) during any period of two consecutive years, a majority of the Board of Directors cease to serve on the board of Directors for any reason, unless the election of such new Directors was approved by a vote of at least two-thirds of the Directors in office at the beginning of such two year period.

In the event an executive is terminated by the Company without cause, the executive will be entitled to receive a severance payment equal to his or her base pay for 24 months, 24 months of COBRA coverage, and vesting of such executive’s unvested stock and options.

In the event the executive is terminated due to the executive’s death or disability, the executive (or the executive’s estate) will be entitled to receive an amount equal to 24 months of the executive’s base pay.

In the event the executive is terminated by the Company for cause, or the executive terminates his or her NEO Employment Agreement for any reason, the executive will be entitled to receive his or her base pay for the period ending on the effective date of termination, any unreimbursed expenses and payment of any employee benefit due but unpaid as of the date of termination, including all unused paid-time off.

The NEO Employment Agreements do not include an express mitigation requirement; however, in the event an executive is terminated within 180 days after a change in control and during the 24 month period following such termination the executive becomes employed by another employer, the Company will only be obligated to pay the executive the difference between the amount provided by the NEO Employment Agreement and any lesser amount received by the executive from his or her new employer. If the executive receives a greater salary than the payment provided by the NEO Employment Agreement, the Company will no longer be required to make such payments.

Each of the NEO Employment Agreements provides that the executive is subject to non-competition and non-solicitation provisions during the term of his or her employment, and for one year after termination, as well as to a perpetual covenant not to use or disclose confidential information or make disparaging statements about the Company. Each NEO Employment Agreement includes a customary acknowledgement that any intellectual property developed by the executive in connection with his or her employment is the property of the Company.

Employment Agreement with Jerry A. Shore

Under the terms of Mr. Shore’s employment agreement, Mr. Shore received an annual base salary of $575,000. Mr. Shore’s base salary was reviewed annually and could be adjusted upward at the discretion of the Board of Directors. Mr. Shore was eligible to participate in the Company’s annual cash incentive plan of at 75% – 150% of his annual base salary. Eligibility to receive the cash incentive was based upon the achievement of pre-established performance goals agreed upon by the Board of Directors. Mr. Shore’s agreement also provided that he was eligible for an annual stock incentive under the Company’s stock incentive program of up to 80% of his annual base salary payable half in restricted stock and half in options to purchase stock of the Company. Mr. Shore, during his tenure as Chief Executive Officer, had an opportunity to earn an additional 50% of annual base salary payable in options to purchase stock of the Company for achieving 125% of the mutually agreed upon pre-determined performance goals to qualify for the annual stock incentive.

Mr. Shore’s employment agreement provided for compensation in the event of termination for any reason other than cause upon a change in control of the Company within the eighteen-month period following a change in control. This double-trigger change in control provision states that the Company would pay either an aggregate amount equal to the annual base salary multiplied by the number of years remaining in the term of the agreement if termination were to occur in the first two years of the agreement, or an aggregate amount equal to the annual base salary if termination were to occur after the first two years of the agreement. In addition, Mr. Shore was entitled to receive any accrued salary or incentive compensation. Finally, all options provided under the agreement would vest and any restrictions on stock provided pursuant to the agreement would lapse.

The Compensation Committee agreed to these change in control benefits in order to ensure that in the event of a transaction that the interests of the Chief Executive Officer would be adequately aligned with the interests of shareholders in evaluating any such situation. These benefits would only be paid out in the event that Mr. Shore was terminated in connection with a change in control event as defined in Mr. Shore’s employment agreement.

Mr. Shore stepped down as Chief Executive Officer on August 29, 2016 and retired from the Company on February 4, 2017. Pursuant to Mr. Shore’s employment agreement, the Company was obligated to pay to Mr. Shore retirement cash compensation and restricted stock on or before May 1, 2017. For a period of eighteen (18) months following his last day of employment, the Company is obligated to pay Mr. Shore’s and his eligible dependent’s costs related to group medical, vision and dental insurance plans pursuant according to COBRA.

Director Compensation

Non-employee Directors of Fred’s are paid an annual cash retainer for their services plus reasonable expenses for meeting attendance. This cash retainer for 2016, for all Directors except the Chairman was $40,000. The Chairman’s retainer for fiscal 2016 was $162,000. Also, the Non-employee Directors are paid additional fees for their service on the Audit, Compensation, Nominating Pharmacy and Governance committees, which are reflected below in the Director Compensation table. In addition, Non-employee Directors are provided a $1,500 per day fee for attending special trips/meetings at the request of management. This fee does not apply to any Board or Committee Meetings.

In addition, the Company provides additional compensation in the form of restricted stock and options to align Non-employee Director compensation directly to the long-term interests of shareholders. The restrictions on awards granted to Non-employee Directors do not lapse and the awards do not vest until after the Non-employee Director leaves the Board of Directors. Non-employee Directors of Fred’s, with the exception of the Chairman of the Board of Directors, receive an annual grant of 3,500 shares of restricted stock and 3,500 options, which awards vest only after the Director ceases being a member of the Board. The Chairman of the Board of Directors receives an annual restricted stock grant of 11,500 shares that vests the day after he ceases to be a Board member. The grant is made each year in the month following the Annual Meeting and the election of Directors.

Effective as of March 7, 2017, the Non-employee Director compensation program was modified. All Non-employee Directors except for the Chairman will receive an annual cash retainer of $75,000 per year and $125,000 of restricted stock, and the Chairman will receive an annual cash retainer of $140,000 and $200,000 of restricted stock. Additionally, the Chairman of the Audit Committee will receive $25,000, the Chairman of the Compensation Committee will receive $20,000, the Chairman of the Nominating and Governance Committee will receive $15,000 and, to the extent a lead director is named, such individual would receive an additional $25,000 retainer. In addition, Non-employee Directors will be provided a $10,000 retainer for each committee on which such Non-employee Director serves and a $2,000 per day fee for attending special trips/meetings at the request of management.

Other Important Compensation Information

Clawback Policy

Beginning with the 2013 MIP, the Board of Directors adopted a clawback policy for any incentive compensation under the MIP. It provides that in the event of an accounting restatement due to material noncompliance of the Company with financial reporting requirements under the U.S. federal securities laws as a result of intentional misconduct, the Board of Directors has the right to recover, from any of its current or former named executive officers who received a cash bonus during the twelve-month period preceding the date on which the Company is required to prepare an accounting restatement, the difference between the amount of any cash bonus paid to the executive officer with respect to the period(s) that such restatement was required, and the amount of the bonus such executive officer would have received had the amount of the bonus been calculated based on the restated financial statements.

Insider Trading Policy

All executive officers are subject to Fred’s insider trading policy, which prohibits the use or sharing of confidential information for trading in the stock of the Company. In addition, all persons subject to Section 16(a) of the Exchange Act, which includes all Named Executive Officers, may not engage in any transaction involving Fred’s stock (including a purchase or sale, gift, contribution to a trust, stock option grant or exercise, restricted stock grant, stock grant under a deferred compensation plan, intra-plan transfer involving a Fred’s stock fund, Rule 10(b)5-1 plan transaction, pledge or hedge, or any other transfer) without first obtaining pre-clearance of the transaction from the Chief Financial Officer.

Share Ownership Guidelines

The Board of Directors encourages Board members and senior executives to have ownership in the Company. Stock ownership aligns the interests of senior executives with the interests of shareholders and promotes a long-term focus toward management of the Company. In 2013, the Board of Directors adopted the following share ownership guidelines to encourage ownership. For purposes of these guidelines, shares of unrestricted stock, restricted stock and vested incentive or non-qualified stock options with a fair market value above the grant exercise price shall qualify as Common Stock.

Chief Executive Officer and Chief Financial Officer

The Chief Executive Officer is expected to acquire and hold during his or her tenure shares of the Company’s Common Stock equal in value to at least three times his or her base salary, and the Chief Financial Officer is expected to acquire and hold during his or her tenure shares of the Company’s Common Stock equal to at least two times his or her base salary. The Chief Executive Officer and Chief Financial Officer shall have five years from the effective date of implementation of the policy or their initial appointment to the position to meet the target stock ownership guideline, and they are expected to continuously own (i.e., retain) sufficient shares to meet the guideline once attained.

Non-Employee Directors

Non-employee Directors are expected to acquire and hold during their tenure as a Board member of the Company shares of the Company’s Common Stock equal in value to at least four times the annual retainer for Non-employee Directors. Non-employee Directors shall have five years from the effective date of implementation of the policy or their initial election to the Board to meet the target stock ownership guideline, and they are expected to continuously own (i.e., retain) sufficient shares to meet the guideline once attained.

2012 Long-Term Incentive Plan

All grants of equity incentive prior to the 2017 Annual Meeting have been made pursuant to the Company’s 2012 LTIP, or a predecessor plan. The 2012 LTIP has provided the Compensation Committee the ability to grant various forms of equity based compensation and create incentive reward programs for employees. The 2012 LTIP was approved by shareholders at the 2012 Annual Meeting. The Compensation Committee has discretion to award stock options, stock appreciation rights, performance units or restricted stock pursuant to the 2012 LTIP. The Compensation Committee may not adjust or amend the exercise price of stock options or stock appreciation rights. Shares shall be available for award until July 26, 2022, unless the 2012 LTIP is terminated sooner. The Board is recommending that the shareholders vote for the 2017 LTIP, which will replace the 2012 LTIP. For additional information regarding the 2017 LTIP, please see Proposal 5 — Approval of the 2017 LTIP. If the shareholders approve the adoption of the 2017 LTIP, then all shares remaining under the 2012 LTIP will be terminated and added to pool of shares available under the 2017 LTIP, however, the equity awards previously granted under the 2012 LTIP shall remain in place until such awards terminate or expire under their specific terms.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has at any time during the past year been one of our officers or employees. Furthermore, no member of the Compensation Committee has any relationship requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company served during the past year as a Director or a member of a compensation committee of any entity that had an executive officer serving as a Director of the Company or a member of the Compensation Committee.

Compliance with Internal Revenue Code 162(m)

Under Section 162(m) of the Internal Revenue Code, a corporation cannot take a tax deduction in any tax year for compensation it pays to its Chief Executive Officer and certain other executive officers in excess of $1 million. Compensation that qualifies as “performance-based,” however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders.

No formal policy has been adopted with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit. Although the Compensation Committee uses the requirements of Section 162(m) as a guideline, deductibility is not the sole factor it considers in assessing the appropriate levels and types of executive compensation and it will elect to forgo deductibility when it believes it is in our and our shareholders’ best interest.

Compensation Committee Report

Given the recent changes in the composition of the Board of Directors, it is appropriate to clarify the composition of the Compensation Committee through fiscal 2016 and going forward. For fiscal 2016 and through May 2, 2017, the Compensation Committee consisted of B. Mary McNabb, Chairperson, John R. Eisenman, Steven R. Fitzpatrick and Michael T. McMillan. Linda Longo-Kazanova joined the Board of Directors and the Compensation Committee on April 5, 2017. On April 21, 2017 pursuant to the terms of the Cooperation Agreement, Timothy A. Barton and Steven Rossi joined the Board of Directors and the Compensation Committee and Messrs. Eisenman and McMillan stepped down from the Compensation Committee, with Ms. Longo-Kazanova and McNabb remaining with Messrs. Barton and Rossi. The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Steven B. Rossi, Chairman
Timothy A. Barton
B. Mary McNabb
Linda Longo-Kazanova
Michael T. McMillan (member until April 21, 2017)
John R. Eisenman (member until April 21, 2017)

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned by or paid to the Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer, our former Principal Financial Officer and our four other Named Executive Officers during the fiscal years indicated.

Name & Principle Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non- Qualified Deferred Compensation Earnings $	All Other Compensation $(3)	Total ($)
Michael K. Bloom(4) Chief Executive Officer	2016	609,615	352,500	500,011				32,545	1,494,672
	2015	500,000	250,000					31,762	781,762
	2014	19,231		1,000,006					1,019,237
Jerry A. Shore(5) Chief Executive Officer	2016	1,437,500	27,701					15,068	1,480,269
	2015	575,000		229,320	502,261			15,023	1,321,604
	2014	455,773		484,500				13,879	954,152
Rick J. Hans(6) Chief Financial Officer	2016	302,884		216,630	289,009			7,424	815,947
	2015
	2014
Michael James(7) Senior Vice President – Specialty Pharmacy	2016	293,301	116,731	180,000	265,031			1,399	856,462
	2015	10,361							10,361
	2014
Timothy A. Liebmann(8) Chief Operating Officer – Pharmacy	2016	202,885	29,696	202,561	283,567			14,741	733,450
	2015
	2014

Name & Principle Position	Year	Salary $	Bonus $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $	Change in Pension Value and Non- Qualified Deferred Compensation Earnings $	All Other Compensation $(3)	Total ($)
Mary Lou Gardner(9) Chief Merchandising and Marketing Officer	2016	239,904		163,308	288,704			26,337	718,253
	2015
	2014
Craig L. Barnes(10) Chief Operating Officer – Front Store	2016	356,294		37,313	294,980			4,131	692,718
	2015	296,154		119,872	56,573			83,802	556,401
	2014	133,654		176,420	63,213			1,020	374,307
Lilia R. Lauren(11) Senior Vice President – Finance	2016	261,431	10,500	24,115	122,176			3,004	421,226
	2015	170,962		73,000	69,086			1,989	315,038
	2014	131,556	14,000	52,326				1,137	199,019

(1)	Represents contractual and discretionary bonuses for Michael K. Bloom, discretionary bonus for Jerry Shore, Michael James and Lilia R. Lauren and signing bonuses for Michael James and Timothy A. Liebmann.
(2)	The amounts in the columns captioned “Stock Awards” and “Option Awards” reflect the aggregate grant date fair value of the awards according to accounting for share-based payments. For a description of the assumptions used by the Company to value these awards, please see Note 8 — Equity Incentive Plans to our consolidated financial statements included in our Annual Report filed with the SEC on April 13, 2017.
(3)	The amounts reported include matching contributions on the Fred’s, Inc. 401(k) plan, dividends on restricted stock awards that have not yet vested, perquisites (including personal use of company cars), reimbursement of healthcare costs for certain Named Executive Officers, use of the Company’s plane by Michael K. Bloom and moving/relocation allowances.

Name	Dividends ($)	Car Allowance ($)	Moving/ Relocation Allowances ($)
Michael K. Bloom	15,683	12,000
Jerry A. Shore	13,530
Mary Lou Gardner			23,809
(4)	Mr. Bloom joined the Company as President and Chief Operating Officer on January 12, 2015 and was promoted to Chief Executive Officer effective August 29, 2016.
(5)	Mr. Shore served as the Company’s Chief Executive Officer until August 29, 2016, and remained employed by the Company until his retirement on February 4, 2017.
(6)	Mr. Hans joined the Company as Chief Financial Officer on April 4, 2016.
(7)	Mr. James joined the Company on January 4, 2016, and accepted the position of Senior Vice President — Specialty Pharmacy on June 27, 2016.
(8)	Mr. Liebmann joined the Company as Senior Vice President — Pharmacy Services on June 6, 2016 and was promoted to Chief Operating Officer — Pharmacy effective August 18, 2016.
(9)	Ms. Gardner joined the Company as Senior Vice President — Strategy/Project Management on February 22, 2016 and was promoted to Executive Vice President/Chief Merchandising and Marketing Officer effective August 16, 2016.
(10)	Mr. Barnes was promoted to Chief Operating Officer — Front Store effective August 29, 2016. Prior to that Mr. Barnes served as or Executive Vice President — Supply Chain and Logistics.
(11)	Ms. Lauren served as the Company’s Principal Financial Officer until Mr. Hans’ hiring on April 4, 2016. She currently serves as a Senior Vice President of the Company.

Grants of Plan-Based Awards

There were no grants of non-equity incentive plan-based awards made by the Company to any of its Named Executive Officers during fiscal 2016 other than certain signing and discretionary bonuses identified in the summary compensation table. The following table presents information with respect to the grants of plan-based equity incentive awards made by the Company to each of its Named Executive Officers during fiscal 2016.

Name	Grant Date	Award Type	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael K. Bloom	8/30/2016	Restricted Stock	41,877			500,011
Rick J. Hans	4/4/2016	Stock Options		69,500	14.94	289,009
	4/4/2016	Restricted Stock	14,500			216,630
Michael James	6/27/2016	Stock Options		62,500	15.44	265,031
	6/27/2016	Restricted Stock	11,658			180,000
Timothy A. Liebmann	6/6/2016	Stock Options		28,000	15.24	114,542
	8/15/2016	Stock Options		43,580	14.29	169,025
	8/15/2016	Restricted Stock	14,175			202,561
Mary Lou Gardner	2/22/2016	Stock Options		50,633	13.87	198,917
	2/22/2016	Restricted Stock	7,210			100,003
	8/15/2016	Stock Options		23,150	14.29	89,787
	8/15/2016	Restricted Stock	4,430			63,305
Craig L. Barnes	5/31/2016	Stock Options		25,000	14.68	100,788
	8/30/2016	Stock Options		37,000	11.94	120,442
	8/30/2016	Restricted Stock	3,125			37,313
	11/30/2016	Stock Options		25,000	9.99	73,750
Lilia R. Lauren	5/31/2016	Stock Options		17,500	14.68	70,551
	8/17/2016	Restricted Stock	1,750			24,115
	11/30/2016	Stock Options		17,500	9.99	51,625

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table reflects stock option and restricted stock awards granted to the Named Executive Officers under the Company’s 2002 LTIP and 2012 LTIP that were outstanding as of the end of fiscal 2016.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael K. Bloom								41,877	(1)	590,884
								29,604	(2)	417,712
Jerry A. Shore			40,000	16.38	4/15/2022(3)
	37,500		37,500	16.77	12/19/2021(4)
								10,500	(5)	148,155
								25,000	(6)	352,750
								15,000	(7)	211,650
								5,000	(8)	70,550
Rick J. Hans			69,500	14.94	4/4/2023(9)
								14,500	(9)	204,595
Michael James			62,500	15.44	6/27/2023(10)
								11,658	(10)	164,494
Timothy A. Liebmann			43,580	14.29	8/15/2023(11)
								14,175	(11)	200,009
			28,000	15.24	6/6/2023(12)
Mary Lou Gardner			23,150	14.29	8/15/2023(11)
			50,633	13.87	2/22/2023(13)
								4,430	(11)	62,507
								7,210	(13)	101,733
Craig L. Barnes								3,125	(14)	44,094
								6,400	(15)	90,304
								2,500	(16)	35,275
								1,167	(17)	16,466
								5,000	(17)	70,550
			25,000	9.99	11/30/2023(18)
			37,000	11.94	8/30/2023(14)
			25,000	14.68	5/31/2023(19)
			11,800	18.73	3/23/2022(15)
	1,400		2,100	16.42	7/21/2021(24)
	4,600		6,900	14.74	12/1/2021(25)
Lilia R. Lauren			17,500	9.99	11/30/2023(18)
			17,500	14.68	5/31/2023(19)
	3,600		14,400	14.60	8/17/2022(20)
								1,750	(21)	24,693
								5,000	(22)	70,550
								900	(23)	12,699

(1)	Award granted August 30, 2016 and vests 25% per year on the anniversary of the grant date

(2)	Award granted January 12, 2015 and vests 25% per year on the anniversary of the grant date
(3)	Award granted April 15, 2015. Pursuant to Mr. Shore’s employment agreement, all unvested options vested upon retirement on February 4, 2017.
(4)	Award granted December 19, 2014. Pursuant to Mr. Shore’s employment agreement, all unvested options vested upon retirement on February 4, 2017.
(5)	Award granted April 15, 2015 and vests 25% per year on the anniversary of the grant date
(6)	Performance/service based award granted on March 25, 2014. One third will vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% operating profit margin is achieved, another one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved the aforementioned operating profit margin levels, the remaining one third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of the performance criteria have been achieved. If the performance measurements are not met, the shares will vest on the tenth anniversary of the grant date.
(7)	Performance/service based award granted on August 20, 2012. One third will vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% operating profit margin is achieved, another one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved the aforementioned operating profit margin levels, the remaining one third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of the performance criteria have been achieved. If the performance measurements are not met, the shares will vest on the tenth anniversary of the grant date.
(8)	Performance/service based award granted on February 8, 2008. One third will vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% operating profit margin is achieved, another one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved the aforementioned operating profit margin levels, the remaining one third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of the performance criteria have been achieved. If the performance measurements are not met, the shares will vest on the tenth anniversary of the grant date.
(9)	Award granted April 4, 2016 and vests 25% per year starting on the second anniversary of the grant date
(10)	Award granted June 27, 2016 and vests 20% per year on the anniversary of the grant date
(11)	Award granted August 15, 2016 and vests 20% per year on the anniversary of the grant date
(12)	Award granted June 6, 2016 and vests 20% per year on the anniversary of the grant date
(13)	Award granted February 22, 2016 and vests 25% per year starting on the second anniversary of the grant date
(14)	Award granted August 30, 2016 and vests 20% per year on the anniversary of the grant date
(15)	Award granted March 23, 2015 and vests 25% per year starting on the second anniversary of the grant date
(16)	Performance/service based award granted on December 1, 2014. One third will vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% operating profit margin is achieved, another one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved the aforementioned operating profit margin levels, the remaining one third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of the performance criteria have been achieved. If the performance measurements are not met, the shares will vest on the tenth anniversary of the grant date.
(17)	Award granted July 21, 2014 and vests in one third increments annually on the anniversary of the grant date
(18)	Award granted November 30, 2016 and vests 20% per year on the anniversary of the grant date
(19)	Award granted May 31, 2016 and vests 20% per year on the anniversary of the grant date
(20)	Award granted August 17, 2015 and vests 20% per year on the anniversary of the grant date
(21)	Award granted August 17, 2016 and vests 25% per year on the anniversary of the grant date

(22)	Performance/service based award granted on August 17, 2015. One third will vest upon the Company achieving an operating profit margin of 3.35% or better. Once a 3.35% operating profit margin is achieved, another one third will vest upon the Company achieving an operating profit margin of 3.85% or better. Once the Company has achieved the aforementioned operating profit margin levels, the remaining one third will vest upon the Company achieving an operating profit margin of 4.35% or better. To date, none of the performance criteria have been achieved. If the performance measurements are not met, the shares will vest on the tenth anniversary of the grant date.
(23)	Award granted March 25, 2014 and vests in one third increments annually on the anniversary of the grant date
(24)	Award granted July 21, 2014 and vests 20% per year on the anniversary of the grant date
(25)	Award granted December 1, 2014 and vests 20% per year on the anniversary of the grant date

Option Exercises and Stock Vested

The following table reflects the value of options exercises and restricted stock vesting events during the fiscal year ended January 28, 2017 involving any of our Named Executive Officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael K. Bloom			14,802	247,341
Jerry A. Shore			3,500	52,290
Craig L. Barnes			1,166	18,458
Lilia R. Lauren			900	12,978

Director Compensation

There are four primary components of compensation to our Non-employee Directors: a cash retainer, committee chair fee, committee member fee and restricted stock. Members of Company management who also serve as members of the Board of Directors are not eligible for compensation for their services in their capacity as a Director. The following table sets forth the types and amounts of compensation paid to our Directors during fiscal 2016:

Name	Fees Earned or Paid in Cash $	Stock Awards $(1)	Option Awards $(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings $	Total
Thomas H. Tashjian	108,892	164,335			273,227
Michael J. Hayes	93,750	50,015	13,587	—	157,352
John R. Eisenman	64,415	50,015	13,587	—	128,017
B. Mary McNabb	61,665	50,015	13,587	—	125,267
Michael T. McMillan	60,915	50,015	13,587	—	124,517
Steven R Fitzpatrick	67,165	50,015	13,587	—	130,767

(1)	Reflects the full grant date fair value of restricted stock awards to Non-employee Directors.
(2)	Reflects the full grant date fair value of stock option awards to Non-employee Directors.

Potential Payments Upon Termination or Change in Control

Certain of our Named Executive Officers have written employment agreements that provide for post-employment benefits or payments, which became effective on April 10, 2017. See Executive Employment Agreements. Prior to the execution of these agreements, Mr. Shore and Mr. Bloom were the only Named Executive Officers that were contractually entitled to certain post-employment benefits or payments. The following table reflects the compensation that each Named Executive Officer would receive upon the occurrence of a range of potential separation events, calculated as if the separation event occurred on January 28, 2017. The table below sets forth the Named Executive Officers’ (other than Mr. Bloom and Mr. Shore) post-employment benefits or payments that such Named Executive Officer would have received had his or her employment agreement been in effect on January 28, 2017.

Name	Change in Control ($)	Involuntary (Not for Cause) Termination by Company ($)	Retirement ($)	Death or Disability ($)
Michael K. Bloom(1)
Salary	2,100,000	2,100,000
Bonus	350,000	350,000
Stock Options
Restricted Stock	590,884	590,884		590,884
Auto Allowance	36,000	36,000
Health Benefits	46,346	46,346
Totals	3,123,231	3,123,231		590,884
Jerry A. Shore(2)
Salary			664,065
Bonus
Restricted Stock			—
Restricted Stock			1,048,174
Auto Allowance
Health Benefits			23,173
Totals			1,735,412
Rick J. Hans(3)
Salary	800,000	800,000		800,000
Bonus
Stock Options	—	—
Restricted Stock	204,595	204,595
Auto Allowance
Health Benefits	44,688	44,688
Totals	1,049,283	1,049,283	—	800,000
Michael James
Salary
Bonus
Stock Options
Restricted Stock
Auto Allowance
Health Benefits
Totals	—	—	—	—

Name	Change in Control ($)	Involuntary (Not for Cause) Termination by Company ($)	Retirement ($)	Death or Disability ($)
Timothy A. Liebmann(3)
Salary	800,000	800,000		800,000
Bonus
Stock Options	—	—
Restricted Stock	200,009	200,009
Auto Allowance
Health Benefits	44,688	44,688
Totals	1,044,697	1,044,697	—	800,000
Mary Lou Gardner(3)
Salary	650,000	650,000		650,000
Bonus
Stock Options	12,152	12,152
Restricted Stock	164,240	164,240
Auto Allowance
Health Benefits	44,688	44,688
Totals	871,080	871,080	—	650,000
Craig L. Barnes(3)
Salary	800,000	800,000		800,000
Bonus
Stock Options	183,290	183,290
Restricted Stock	256,689	256,689
Auto Allowance
Health Benefits	44,688	44,688
Totals	1,284,667	1,284,666.64	—	800,000
Lilia R. Lauren
Salary(4)		325,000
Bonus
Stock Options
Restricted Stock
Auto Allowance
Health Benefits
Totals	—	325,000	—	—

(1)	Mr. Bloom’s Management Compensation Agreement provides for severance for a specified period of time in the event of a change of control or involuntary termination, certain accrued bonuses in the event of a change of control or involuntary termination, of equity awards would be accelerated in the event of a change of control, involuntary termination, disability or death, an auto allowance for three years post termination in the event of a change of control or involuntary termination, and continued access to Company provided health and welfare benefits for a period of time post termination in the event of a change of control or involuntary termination.
(2)	Mr. Shore served as the Company’s Chief Executive Officer until August 29, 2016, and remained employed by the Company until his retirement on February 4, 2017. Mr. Shore’s employment agreement provided for the following benefits upon his retirement: severance for a specified period of time, vesting of all outstanding equity awards, and continued access to Company provided health and welfare benefits.

(3)	The executive’s employment agreement provides for severance for a specified period of time in the event of a change of control, involuntary termination, disability or death, vesting of all outstanding equity awards would occur in the event of a change of control or involuntary termination, and continued access to Company provided health and welfare benefits for a period of time post termination in the event of a change of control or involuntary termination.
(4)	The Company has agreed to pay Ms. Lauren severance for a specified period of time in the event of an involuntary termination.

PROPOSAL 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO USA, LLP audited the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ended January 28, 2017. BDO USA, LLP is an independent registered public accounting firm. The Board of Directors is asking the shareholders to approve the appointment of BDO USA, LLP as such independent registered public accounting firm for the fiscal year ending January 27, 2018. Although not required by law, NASDAQ listing standards, or the Company’s bylaws, the Board of Directors is submitting the selection of BDO USA, LLP to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders, including economic considerations.

The Board of Directors will offer a resolution at the Annual Meeting to ratify this selection. BDO USA, LLP, which has acted as independent registered public accounting firm of Fred’s since July 30, 2004, is expected to be represented at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS SHAREHOLDERS VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017.

Fees Paid to Independent Registered Public Accounting Firms

The following table sets forth certain fees billed and to be billed to us by BDO USA, LLP in fiscal 2016 and 2015 in connection with various services provided to us throughout those fiscal years:

Service	2016 ($)	2015 ($)
Audit Fees(1)	877,430	826,866
Audit-Related Fees(2)	39,722	56,550
Tax Fees(3)	—	—
All Other Fees	—	—

(1)	Audit fees include fees and expenses associated with the annual audit of consolidated financial statements, reviews of quarterly financial statements, and Sarbanes-Oxley Section 404 attestation services.
(2)	Audit related fees include audits of employee benefit plans, statutory audits of a subsidiary, and consultation on accounting and reporting matters.
(3)	Tax fees represent billings for professional services for tax planning, structuring and compliance (including federal, state, and local).

The Audit Committee has the responsibility to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Where feasible, the Audit Committee considers and, when appropriate, pre-approves such services at regularly scheduled meetings after being informed by management as to the nature of the services to be performed and projected fees. The Audit Committee also has authorized its Chairman to consider and, when appropriate, pre-approve audit and non-audit services in situations where pre-approval is necessary prior to the next regularly scheduled meeting of the Audit Committee. Company management and the Chairman must report to the Audit Committee at its next meeting with respect to all services pre-approved by him since the last Audit Committee meeting.

In fiscal 2016, all audit and permissible non-audit services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its Named Executive Officers as described in the “Compensation Discussion and Analysis” section and the “Executive Compensation” section. In accordance with the view expressed by our shareholders in an advisory vote at the 2011 Annual Meeting of Shareholders, our Board of Directors currently intends to provide for an advisory vote on compensation on an annual basis.

As we describe in more detail under the heading “Compensation Discussion and Analysis”, we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our executives for the achievement of short-term and long-term operational, financial and individual goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. Our executive officers’ total compensation is comprised of a mix of base salary, annual cash incentive awards and stock awards geared towards long-term equity for retention and shareholder alignment. At our 2016 Annual Meeting, more than 89% of the shares represented in person or by proxy voted in support of the Company’s executive compensation program.

Highlights of our executive compensation program include:

•	All of our incentive plans are performance based; therefore a large portion of the total potential realizable compensation is tied to Company performance and measurable goals.
•	Equity awards that have been granted vest over multiple years which are intended to encourage long-term retention and ownership.
•	Equity awards incentivize management to manage and grow the value of the business over the long-term, serving to align the financial interests of our executive officers with those of our shareholders.
•	Our Compensation Committee considers performance, organizational impact, skills and experience aligned to our business strategy when reviewing and determining salary levels of each Named Executive Officer. Base pay levels are competitive within a range that the Compensation Committee considers reasonable and necessary.

We believe that our executive compensation program is well designed, appropriately aligns the compensation of our executive officers with our performance objectives and our company strategy and incentivizes strong individual performance. In deciding how to vote on this proposal, we encourage you to read the entire “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion and analysis of our executive compensation program.

Accordingly, we ask our shareholders to vote on the following resolution:

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 — ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE VOTES ON THE EXECUTIVE COMPENSATION

The Company seeks a non-binding advisory vote from its shareholders to approve the frequency of future votes on executive compensation. Pursuant to the Dodd-Frank Act, every six years we are required to provide our shareholders with the opportunity to vote, on a nonbinding, advisory basis, regarding their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in future proxy statements. By voting with respect to this Proposal 4, shareholders may indicate whether they prefer that we conduct future advisory votes on executive compensation once every one, two or three years. Shareholders also may, if they wish, abstain from casting a vote on this Proposal 4.

We currently submit an advisory say-on-pay resolution to our shareholders on an annual basis, and the Board continues to believe that, of the three choices, submitting advisory say-on-pay resolutions to shareholders every year is preferable. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee evaluates the compensation of our named executive officers annually. Annual say-on-pay resolutions match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback will be considered by the Compensation Committee in its annual decision-making process. Additionally, the administrative process of submitting an advisory say-on-pay resolution to shareholders on an annual basis has not historically imposed, and is not expected to impose in the future, any substantial additional costs on the Company.

Therefore, the Board of Directors recommends that you vote for an every year interval for the advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE OPTION OF
“EVERY YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 5 — APPROVAL OF THE FRED’S, INC. 2017 LONG-TERM INCENTIVE PLAN

Amendment to the Long-Term Incentive Plan

On May 12, 2017, the Board adopted the Fred’s, Inc. 2017 Long-Term Incentive Plan, subject to the approval of our shareholders. The 2017 LTIP will become effective if and when it is approved by our shareholders and will replace our 2012 Long-Term Incentive Plan, effective as of such date, whereupon no further awards will be made under the 2012 Plan.

As further described below, the 2017 LTIP provides for grants of equity awards to our executives and employees. The purpose of the 2017 LTIP is to provide equity incentives to executives and employees in order to align their interests with long-term shareholder interests, motivate and reward them for achieving long-term results and help us retain key executives and employees in a competitive market for talent. The availability of an adequate number of shares available for issuance under the 2017 LTIP is a critical factor in fulfilling these purposes.

The 2017 LTIP includes a share request of 1,900,000 shares. The Board believes that this number represents a reasonable amount of potential equity dilution for the purpose of allowing the Company to continue awarding equity incentives, which are an important component of our overall compensation program.

The Board of Directors believes Fred’s future success depends on our ability to attract and retain talented team members, and the ability to grant awards under the 2017 LTIP is a critical recruiting and retention tool to obtain the quality employees we need to move our business forward. We ask our shareholders to approve the 2017 LTIP so that Fred’s can continue to attract and retain outstanding and highly skilled employees, including key executive officers, and independent Directors who add value to our Board of Directors. If shareholders do not approve the 2017 LTIP, we will continue to grant equity awards under the terms of the 2012 LTIP as currently in effect to the extent shares are available, but we may not be able to continue our equity incentive program in the future. This could preclude us from successfully attracting and retaining highly skilled employees, executive officers and independent Directors for our Board of Directors.

Plan Highlights

The 2017 LTIP includes a number of specific terms and limitations that the Compensation Committee believes reflect our pay for performance philosophy and are consistent with the long-term interests of our shareholders. These features include:

•	No Single Trigger Change in Control Provision. The 2017 LTIP does not include single trigger change in control vesting acceleration of time-based awards.
•	No Liberal Share Recycling. Shares withheld for tax withholding, net exercise or exercise payment are not added back.

•	No Dividends Paid on Unearned Awards. The 2017 LTIP provides that dividends accrue and are paid to the grant recipients as the underlying award vests.
•	No Stock Option Repricing. The 2017 LTIP includes an express prohibition on repricing of stock options, including stock appreciation rights (SARs).
•	No Discounted Awards. The 2017 LTIP requires the exercise price of incentive stock options and SARs to be not less than the fair market value of our Common Stock on the date of grant.
•	No “Evergreen” Provision. The 2017 LTIP provides for a limited number of shares for grant and does not provide for any annual increase of available shares for future issuance.
•	Nontransferable Awards. The 2017 LTIP explicitly prohibits the transfer of equity awards other than to an employee’s immediate family for no consideration.
•	Ten-Year Plan Term. The 2017 LTIP prohibits the making of awards after July 26, 2022, and limits the exercise term of stock options and stock appreciation rights to ten years from the grant date.
•	Independent Committee Administration. The 2017 LTIP is administered by our Compensation Committee, which is comprised solely of independent, outside, Non-employee Directors.

Equity Overhang, Dilution and Burn Rate

The following information summarizes, as of January 28, 2017, the equity awards outstanding under the Long-Term Incentive Plan were as follows:

•	Number of shares underlying outstanding options: 1,607,656
•	Weighted average exercise price of shares underlying outstanding options: $13.55
•	Weighted average remaining term of outstanding options: 6 years
•	Number of shares underlying unvested full value awards: 598,784
•	Shares available for grant under the Long-Term Incentive Plan: 1,037,576

If our shareholders approve the 2017 LTIP, the number of shares of our Common Stock available for issuance under the 2012 LTIP, currently 780,302, would be added to the 1,900,000 shares available for issuance under the 2017 LTIP for a total of 2,680,302 shares available for future grants. The number of shares available for grant under the 2017 LTIP may increase in connection with the cancellation or forfeiture of awards outstanding under the 2017 LTIP, but not by shares tendered to pay the exercise price or taxes.

As of January 28, 2017, our equity overhang was approximately 7.87%. We calculate our “overhang” as the sum of (i) stock options granted and outstanding plus (ii) unvested shares of restricted stock plus (iii) shares available for grant under plans (excluding our Employee Stock Purchase Plan) divided by the sum of (a) common shares outstanding plus (b) the number of shares in the numerator.

In addition to assessing equity overhang, the Compensation Committee reviews our “burn rate” to measure how much equity we are granting to employees as compared to the total number of shares outstanding. Burn rate is measured as the (i) total number of equity-related awards granted in any given fiscal year divided by (ii) the number of common shares outstanding at the end of that fiscal year. For the statistics we provide, we have not applied any premium to the full-valued shares (as opposed to stock options) that we may award under the Long-Term Incentive Plan. Our fiscal 2016 burn rate was 3.85% under this formulation.

The Compensation Committee also considers the impact of shares subject to options cancelled by reviewing burn rate measured as shares subject to equity awards granted during the fiscal year, net of shares cancelled and forfeited during the fiscal year plus shares assumed during the fiscal year, together as a percentage of total shares outstanding. Under this formulation, factoring in the impact of cancelled and forfeited equity awards, our burn rate was 1.26% for fiscal 2016.

Summary of 2017 Long-Term Incentive Plan

Is the following summary of the 2017 LTIP complete?

No. The following pages summarize the principal features of the 2017 LTIP, but this summary is not intended to be exhaustive and is qualified in its entirety by reference to the 2017 LTIP itself, a copy of which is attached to this proxy statement as Appendix A.

What is the term of the 2017 LTIP?

Unless the 2017 LTIP is earlier terminated in accordance with its provisions, no awards will be made thereunder after July 15, 2027, but awards granted on or prior to such date will continue to be governed by the terms and conditions of the 2017 LTIP and the applicable award agreement.

Who administers the 2017 LTIP, and who is eligible for awards under the 2017 LTIP?

The 2017 LTIP is administered by the Compensation Committee. Officers, other key executives, and Directors of the Company and its subsidiaries who can make substantial contributions to the Company’s long-term profitability and value are eligible to participate (collectively, the “Participants”) in the 2017 LTIP. The approximate number of persons eligible to participate in the 2017 LTIP is 400.

The Compensation Committee has the exclusive discretion to select the Participants and to determine the type, size, and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the 2017 LTIP. The 2017 LTIP remains in effect until all awards under the 2017 LTIP either have been satisfied by the issuance of shares of the Company’s Common Stock or the payment of cash or have expired or otherwise terminated; provided, however, that no awards may be granted more than ten years after the date of the 2017 LTIP’s approval. Generally, a Participant’s rights and interest under the 2017 LTIP will not be transferable except by will or by the laws of descent and distribution.

What are the details of the types of awards authorized under the 2017 LTIP?

The 2017 LTIP provides for the grant of the following types of incentive awards: stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards and cash-based awards.

Stock Options.  Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of the Company’s Common Stock at a price fixed by the Compensation Committee. The exercise price for stock options issued under the 2017 LTIP that qualify as incentive stock options within the meaning of Section 422(b) of the Code shall not be less than 100% of the fair market value as of the date of grant. The option exercise price may be satisfied in cash or by exchanging shares of the Company’s Common Stock owned by the optionee, or a combination of cash and shares. If the exercise price is paid by tendering shares of the Company’s Common Stock, the Compensation Committee, in its discretion, may grant the optionee a new stock option for the number of shares used to pay the exercise price at fair market value. The Compensation Committee has broad discretion as to the terms and conditions upon which options granted shall be exercised. Options have a maximum term of ten years from the date of grant.

Stock Appreciation Rights.  Stock Appreciation Rights (“SAR”) are rights to receive cash or shares, or a combination thereof, as the Compensation Committee may determine, in an amount equal to the excess of (i) the fair market value of the shares with respect to which the SAR is exercised over (ii) a specified price which must not be less than 100% of the fair market value of the shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100% of the fair market value of shares at the time such option is granted.

SARs may be granted in connection with a previously or contemporaneously granted stock option or independently. If a SAR is granted in relation to a stock option, (i) the SAR will be exercisable only at such times and by such persons as the related option is exercisable, and (ii) the grantee’s right to exercise either the related option or the SAR will be canceled to the extent that the other is exercised. No SAR may be exercised earlier than six months or later than ten years after the date of grant. The Compensation Committee may provide in the SAR agreement circumstances under which SARs will become immediately exercisable and may, notwithstanding the foregoing restriction on time of exercise, accelerate the exercisability of any SAR at any time.

Restricted Stock.  Awards of restricted shares under the 2017 LTIP may be made at the discretion of the Compensation Committee and consist of shares of stock granted to a participant and subject to a stock restriction agreement. At the time of an award, a Participant may have the benefits of ownership in respect of such shares, including the right to vote such shares subject to the restrictions set forth in the 2017 LTIP and in the stock restriction agreement. Dividends paid on restricted shares of unvested restricted stock will be held in escrow until all restrictions on such shares have lapsed and shall be subject to forfeiture to the same extent as such shares. Any shares of the Company’s common stock issued as restricted shares are legended and may not be sold, transferred, or disposed of until such restrictions have elapsed. Upon the expiration, lapse, or removal of restrictions, shares free of restrictive legend will be issued to the grantee. The Compensation Committee has broad discretion as to the specific terms and conditions of each award, including applicable rights upon certain terminations of employment.

Restricted Share Units.  Restricted share unit awards are ultimately payable in the form of shares of Common Stock or, to the extent provided in the relevant award agreement, in cash at the time and subject to the conditions applicable to such award. Restricted share unit awards may be subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. Dividends may accrue with respect to a restricted share unit, subject to such terms and conditions as the Compensation Committee may determine.

Performance-Based Awards.  Performance-based awards may consist of any award of stock options, SARs, restricted shares, restricted stock units, cash-based awards, or any combination of the foregoing. Performance-based awards entitle grantees to future payments based upon the achievement of pre-established long-term performance objectives. A performance-based award agreement will establish with respect to each unit award (i) a performance period of not fewer than two years, (ii) a value for each unit which will not thereafter change, or which may vary thereafter pursuant to criteria specified by the Compensation Committee, and (iii) maximum and minimum performance targets to be achieved during the applicable performance period. Under each agreement, the grantee will be entitled to full value of a unit award for achievement of maximum targets and a portion of a unit award for performance exceeding minimum targets but less than maximum targets. The Compensation Committee has discretion to determine the Participants to whom performance-based awards are to be made, the times in which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restriction, deferral periods, or performance requirements.

Cash-Based Awards.  Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Compensation Committee. The Compensation Committee shall determine the maximum duration of the cash-based award, the amount of cash to which the cash-based award pertains, the conditions upon which the cash-based award shall become vested or payable, and such other provisions as the Compensation Committee shall determine. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Compensation Committee. Payment, if any, with respect to a cash-based award shall be made in cash and in accordance with the terms of the award as the Compensation Committee determines.

How are withholding taxes on awards handled?

Prior to the issuance or transfer of shares under the 2017 LTIP, a Participant must remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements. The Compensation Committee has the discretion to permit a Participant to satisfy such tax withholding obligations, in whole or in part, by having the Company withhold shares for the value equal to the amount of taxes required by law to be withheld.

What is the effect of a change in control?

If there occurs a “change in control” of the Company, as defined in the 2017 LTIP, then the Compensation Committee, in its discretion, may provide that: (i) all, or a specified portion of, an award requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise; (ii) all, or a specified portion of, any award subject to a forfeiture restriction to become fully vested; and (iii) all, or a specified portion of, any award subject to performance goals will be deemed to have been fully earned. The Compensation Committee, in its discretion, may include change in control provisions in some award agreements and not in others, may include different change in control provisions in different award agreements, and may include change in control provisions for some awards or some award recipients and not for others.

Can the 2017 LTIP be amended or terminated?

The Board of Directors may terminate, amend, modify or suspend the 2017 LTIP at any time, except that the Board of Directors may not, without the authorization of the holders of a majority of the Company’s outstanding shares, increase the maximum number of shares which may be issued under the 2017 LTIP (other than adjustments pursuant to the 2017 LTIP), extend the last date on which awards may be granted under the 2017 LTIP, extend the date on which the 2017 LTIP expires, change the class of persons eligible to receive awards, or change the minimum option price. The 2017 LTIP is not qualified under Section 401(a) of the Internal Revenue Code (the “Code”).

New Plan Benefits

Because the awards to Participants may vary from year to year at the Compensation Committee’s discretion and any award of performance units is contingent on attaining the related performance objectives, the amount payable to eligible Participants under the 2017 LTIP for any calendar year during which the 2017 LTIP is in effect cannot be determined.

What are the federal income tax consequences of each potential award under the 2017 LTIP?

The following is a summary of the material anticipated United States federal income tax consequences of the 2017 LTIP to the Company and the Participants. The summary is based on current federal income tax law, which is subject to change, and does not address state, local, or foreign tax consequences or considerations.

Stock Options.  The grant of a stock option that does not have a readily ascertainable value will not result in taxable income at the time of the grant for either the Company or the Participant. Upon exercising an incentive stock option, the Participant will have no taxable income (except that the alternative minimum tax may apply) and the Company will receive no deduction. Upon exercising a nonqualified stock option, the Participant will recognize ordinary income in the amount by which the fair market value of Common Stock at the time of exercise exceeds the option exercise price, and the Company will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages.

The tax treatment of the Participant upon a disposition of shares of Common Stock acquired through the exercise of an option is dependent upon the length of time that the shares have been held and on whether such shares were acquired by exercising an incentive stock option or a nonqualified stock option. If an employee exercises an incentive stock option and holds the shares for at least two years from the date of grant and at least one year after exercise, then any gain or loss realized based on the exercise price of the option will be treated as long-term capital gain or loss. Shares obtained upon exercise of an incentive stock option that are sold without satisfying these holding periods will be treated as shares received from the exercise of a nonqualified stock option. Generally, upon the sale of shares obtained by exercising a nonqualified stock option, the Participant will treat the gain realized on the sale as a capital gain. Generally, there will be no tax consequence to the Company in connection with the disposition of shares of Common Stock acquired under a stock option, except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an incentive stock option before the applicable holding periods have been satisfied.

Stock Appreciation Rights.  The grant of an SAR will not result in taxable income to the Participant at the time of the award. Upon exercising the SAR, the Participant will recognize ordinary income in the amount by which the fair market value of the Common Stock or the amount of cash, as the case may be, exceeds the SAR exercise price, if any. The Company will be entitled to a deduction for the same amount. The Participant’s income is subject to withholding tax as wages. Upon a disposition of shares of Common Stock acquired through the exercise of the SAR, the Participant may recognize capital gain or loss, the character of which is dependent upon the length of time that the shares have been held. Generally, there will be no tax consequences to the Company in connection with the disposition of shares of Common Stock acquired under a SAR.

Restricted Stock.  The federal income tax consequences of awards of restricted stock will depend on the facts and circumstances of each award, and in particular, the nature of the restrictions imposed with respect to the Common Stock which is the subject of the award. In general, if the Common Stock is subject to a substantial risk of forfeiture, i.e., limited in terms of transferability, a taxable event occurs only when the risk of forfeiture lapses. At that time, the Participant will recognize ordinary income to the extent of the excess of the fair market value of the Common Stock on the date the risk ceases over the amount that the Participant paid for the shares, if any, and the Company will be entitled to a deduction in the same amount. Prior to the lapse of restrictions on the restricted stock, any dividends on such shares will be paid currently and will be treated as ordinary compensation income to the Participant, subject to withholding. Subsequent to the determination and satisfaction of the ordinary income tax consequences, any further gain or loss realized on the subsequent disposition of such stock will be a long- or short-term capital gain or loss depending upon the applicable holding period.

Alternatively, within thirty days after transfer of the restricted stock, a Participant may make an election under Section 83(b) of the Code, which would allow the Participant to include in income in the year that the restricted Common Stock is awarded an amount equal to the fair market value of the restricted stock on the date of such award determined as if the restricted Common Stock were not subject to restrictions. The Company is then entitled to a compensation-paid deduction in the same amount. The election is required to be written and delivered to the Company within that thirty-day period. The Participant is also required to confirm the election with the filing of the Participant’s federal income tax return for the year in which the award is made. Failure to satisfy either of these requirements may invalidate the intended election. In the event of a valid Section 83(b) election, the Participant will not recognize income at the time that the restrictions actually lapse. In addition, any appreciation or depreciation in the value of the stock and any dividends paid on the stock after a valid Section 83(b) election are not deductible by the Company as compensation paid. For purposes of determining the period of time that the Participant holds the restricted stock, the holding period begins on the award date when a Participant makes a Section 83(b) election. Further, any dividends received after the Section 83(b) election is made will constitute ordinary dividend income to the Participant and will not be deductible by the Company. If the restricted stock subject to the Section 83(b) election is subsequently forfeited, however, the Participant is not entitled to a deduction or tax refund.

Restricted Share Units.  A Participant generally is not required to recognize income on the grant of a Restricted Share Unit. Generally, on the date the units are paid, the Participant will be required to recognize ordinary income in an amount equal to the fair market value of the units on that date.

Performance Units.  A Participant will realize ordinary compensation income upon receipt of a performance unit equaling the amount of cash or the current market value of the Common Stock received. Wage withholding rules will apply. The Company will be entitled to a deduction at the time of payment in an amount equal to such income. Upon subsequent disposition of any shares of Common Stock received, any gain or loss will be a long- or short-term gain or loss, depending upon the applicable holding period.

Cash-Based Awards.  A Participant will not recognize ordinary income at the time a Cash-Based Award is granted, and we will not be entitled to a deduction at that time. In general, a participant will recognize ordinary income when the Cash-Based Award is settled equal to the amount of the cash received, and we will be entitled to a corresponding deduction.

Required Vote

The affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on this matter will be required for approval of the 2017 LTIP. Abstentions will be counted as represented and entitled to vote and will therefore have the effect of a negative vote. Broker non-votes will not be considered entitled to vote on this matter and therefore will not be counted in determining the number of shares necessary for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF
THE 2017 LONG-TERM INCENTIVE PLAN.

OTHER BUSINESS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy are authorized by you to act, and will act, in respect thereof in accordance with recommendations of management and their best judgment.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be included in the proxy statement and presented at the 2018 Annual Meeting must be received by the Company no later than January 16, 2018 and the proposals must meet certain eligibility requirements of the SEC. Proposals may be mailed to Fred’s, Inc., to the attention of the Corporate Secretary, 4300 New Getwell Road, Memphis, Tennessee 38118.

SOLICITATION OF PROXIES AND COST THEREOF

The cost of solicitation of the proxies will be borne by the Company. In addition to solicitation of the proxies by use of mail systems, employees of the Company, without extra remuneration, may solicit proxies personally or by telecommunications. The Company will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC WITHOUT CHARGE (EXCEPT FOR EXHIBITS), BY WRITING TO: FRED’S, INC., ATTN: CORPORATE SECRETARY, 4300 NEW GETWELL ROAD, MEMPHIS, TENNESSEE 38118.

Appendix A

FRED’S, INC.

2017 LONG-TERM INCENTIVE PLAN

FRED’S, INC.

2017 LONG-TERM INCENTIVE PLAN

1.	Purpose. The purpose of the FRED’S, INC. 2017 LONG-TERM INCENTIVE PLAN (the “Plan”) is to promote the interests of FRED’S, INC., a Tennessee corporation (the “Company”) and its shareholders by providing officers, employees, directors and other associates of the Company and its affiliates (including directors who are also associates of the Company or its affiliates) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and its affiliates and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, employees, other associates and non-employee directors in fulfilling their personal responsibilities for long-range achievements. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code (as defined below). Notwithstanding any provision of the Plan, to the extent that any award would be subject to Section 409A of the Code, no such award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
2.	Administration. The Plan shall be administered by a committee (the “Committee”) selected by the Board of Directors of the Company (the “Board of Directors”) consisting of two or more directors of the Company, each of whom shall qualify as an “outside director” within the meaning of Section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange, Act of 1934, as amended from time to time (the “1934 Act”) (or any successor rule of similar import), and an “independent director” within the meaning of the NASDAQ Listing Rules. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding the above, the Committee shall not have the power to adjust or amend the exercise price of stock options or SARs previously awarded under this Plan, whether through amendment, cancellation, replacement grants, or any other method of repricing within the meaning of 17 C.F.R. 229.402 (or any amendment or substitute or successor thereto).
3.	Stock Subject to the Plan. The Company may grant awards under the Plan with respect to not more than the sum of 1,900,000 shares of no par value common stock of the Company (the “Shares”) plus the number of shares remaining available for issuance under the Company’s 2012 Long-Term Incentive Plan as of the effective date of the Plan. This total, shall, however, be subject to adjustment as provided in paragraph 20, below. Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan. Shares tendered or held back upon exercise of options or SARs, or the settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. In addition, upon exercise of SARs, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan.
4.	Eligibility to Receive Awards. Persons eligible to receive awards under the Plan shall be limited to those officers, other key executive employees, associates and directors of the Company who, in each case, as the Committee shall select from time to time.

5.	Form of Awards. Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, SARs, restricted stock, Restricted Share Units, Performance-Based Awards, Cash-Based Awards, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options (“Incentive Stock Options”) within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or options which are not intended to so qualify (“Nonqualified Stock Options”).
6.	Stock Options. Stock options for the purchase of shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:
(a)	Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.
(b)	Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100 percent of the fair market value of a Share on the date the option is granted.
(c)	Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no Incentive Stock Option shall be exercisable after ten years, and no Nonqualified Stock Option shall be exercisable after ten years and one day, from the date of grant thereof. The Committee, in its discretion, may provide in the option agreement circumstances under-which the option shall become immediately exercisable, in whole or in part, and, notwithstanding the foregoing, may accelerate the exercisability of any option, in whole or in part, at any time.
(d)	Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion, may grant the optionee a new stock option for the number of Shares used to pay the purchase price.
(e)	Rights Upon Termination of Employment. In the event that an optionee ceases to be an employee or director of the Company for any cause other than retirement, death or disability, the optionee shall have the right to exercise the option during its term within a period of three months after such termination to the extent that the option was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an optionee retires, dies or becomes disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after termination of employment due to retirement, death or disability, or (ii) one year after death if death occurs either within one year after termination of employment due to retirement or disability or within three months after termination of employment for other reasons, to the extent that the option was exercisable at the time of death or termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, the term “Beneficiary” means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee’s rights in respect of an award). In order to be effective, a grantee’s designation of a Beneficiary must be on file with the Committee before the grantee’s death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee’s death.

(f)	Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged; hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.
(g)	Incentive Stock Options. In the case of an Incentive Stock option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:
i.	The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in Section 425(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.
ii.	No Incentive Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.
iii.	Directors who are not employees of the Company shall not be eligible to receive Incentive Stock Options.
iv.	In the event of termination of employment by reason of retirement, if an Incentive Stock option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock option.
7.	Stock Appreciation Rights. Stock appreciation rights (“SAR” or “SARs”) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time. Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:
(a)	Award. SARs may be granted in connection with a previously or contemporaneously granted stock option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.
(b)	SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee’s right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee’s right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him.

(c)	Term. Each SAR agreement shall state the period or periods of time within which the SAR may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, which period or periods may be extended in the discretion of the Committee, provided however, notwithstanding the foregoing, that no SAR shall be exercisable earlier than six months after the date of grant or later than ten years after the date of grant. The Committee may, in its discretion, provide in the SAR agreement circumstances under which the SARs shall become immediately exercisable, in whole or in part, and may, notwithstanding the foregoing, accelerate the exercisability of any SAR, in whole or in part, at any time.
(d)	Termination of Employment. SARs shall be exercisable only during the grantee’s employment by the Company (or, in the case of a grantee who is a non-employee director, only during his service as a director of the Company), except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee’s employment (or tenure as a director) is terminated for any reason other than retirement, death or disability, and for up to one year after the grantee’s employment (or tenure as a director) is terminated because of retirement, death or disability.
(e)	Payment. Upon exercise of a SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.
(f)	Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or, (ii) in order to avoid any insider trading liability in connection with a SAR under Section 16(b) of the 1934 Act.
8.	Restricted Stock Awards. Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:
(a)	Restriction Period. Restrictions shall be imposed for such period or periods as may be determined by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock, shall be forfeited, and, notwithstanding the foregoing, may accelerate the expiration of the restriction period imposed on any Shares at any time.
(b)	Restrictions Upon Transfer. Shares of restricted stock and the right to vote such Shares and, subject to paragraph 22, to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a shareholder, including, but not limited to, the right to receive dividends, subject to paragraph 22, and the right to vote such Shares.
(c)	Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee’s death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(d)	Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.
9.	Restricted Share Units. Restricted share units (“Restricted Share Units”) under the Plan shall, subject to the terms of an award agreement, consist of a right to receive one Share or a cash payment equal to the fair market value of one Share at the time of grant.
(a)	Restrictions; Terms and Conditions. The Committee shall determine the restrictions and conditions applicable to each Restricted Share Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Unit may be contingent on the grantee executing the Restricted Share Unit agreement. The terms and conditions of each such award shall be determined by the Committee, and such terms and conditions may differ among individual awards and grantees. Each Restricted Share Unit that is subject to Section 409A of the Code shall contain such additional terms and conditions as the Committee shall determine in its sole discretion in order to comply with the requirements of Section 409A of the Code.
(b)	Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Share Unit; provided, however, that dividends may accrue with respect to a Restricted Share Unit, subject to paragraph 22 and such other terms and conditions as the Committee may determine.
(c)	Benefits Upon Vesting. Each Restricted Share Unit, to the extent vested, shall be settled in Shares or, to the extent provided in the relevant award agreement, in cash at the time and subject to the conditions applicable to such award. To the extent an award agreement provides
(d)	Termination. Except as may otherwise be provided by the Committee either in the award agreement or, subject to paragraph 21 below, in writing after the award agreement is issued, a grantee’s right in all Restricted Share Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its affiliates for any reason.
10.	Performance-Based Awards.
(a)	Definitions. The following terms shall have the following meanings:
i.	“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
ii.	“Performance-Based Award” means any stock options, SARs, restricted stock, Restricted Stock Units, Cash-Based Awards, or any combination of the foregoing granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
iii.	“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria that will be used to establish Performance Goals are limited to one or more of the following: return on total shareholder equity; earnings or book value per share of Company stock; net income (before or after taxes); earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA” or “EBITDA”), including a non-GAAP measure of adjusted EBITDA (“Adjusted EBITDA”); inventory goals; return on assets, capital or investment; market share; cost reduction goals; earnings from continuing operations; levels of expense, costs or liabilities; store level performance; operating profit; sales or revenues; free cash flow; stock price appreciation; total shareholder return; implementation or completion of critical projects or processes; prescription counts; customer service or customer service satisfaction; associate satisfaction; stores or clinics opened; stores remodeled or constructed; cost of capital; leverage ratio, objectively determinable individual performance levels or milestones or any combination of the foregoing. Where applicable, Performance Criteria may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, an affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Criteria may be subject to a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Criteria shall be determined, where applicable and except as otherwise provided by the Committee, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Criteria in recognition of unusual or nonrecurring events affecting the Company or any affiliate or the financial statements of the Company or any affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles. If an award is intended to qualify as Performance-Based Award for purposes of Section 162(m) of the Code, the Committee may provide for one or more objectively determinable adjustments shall be made to the Performance Criteria, which may include adjustments that would cause the measures to be considered “non-GAAP financial measures” under rules promulgated by the Securities and Exchange Commission; provided, however, that the Committee shall not have the authority to make equitable adjustments to an award intended to qualify as a Performance-Based Award for purposes of Section 162(m) of the Code if and to the extent that such authority would cause such award not to qualify.
iv.	“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance-Based Award. Each period shall not be less than 12 months.
v.	“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.
(b)	Performance-Based Awards. Eligible recipients of Performance-Based Awards under the Plan shall entitle grantees to receive future payments based upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Performance-Based Awards shall be evidenced by written agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the Performance-Based Awards, including in substance the terms and conditions set forth in paragraphs 9(c) through 9(f).
(c)	Performance Goals. The Committee shall, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), select the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion, including maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Except as provided in paragraph 9(d), achievement of maximum targets shall entitle grantees to payment with respect to the full value of a Performance-Based Award. Grantees shall be entitled to payment with respect to a portion of a Performance-Based Award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(d)	Payment of Performance-Based Awards. Following the conclusion of each Performance Cycle, the Committee shall determine whether and to what extent the Performance Goals have been attained and any other terms and conditions satisfied for such period. The Committee determine the amount of the Performance-Based Awards earned for the Performance Cycle, what, if any; payment is due on the Performance-Based Award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the Performance Cycle unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee. The Committee may, to the extent permitted in the agreement relating to the Performance-Based Award, reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(e)	Termination of Employment. In the event that a grantee ceases to be employed by the Company prior to the end of the performance period, any Performance-Based Award, to the extent earned under the applicable Performance Goals, shall be payable at the end of the Performance Cycle according to the portion of the Performance Cycle during which the grantee was employed by the Company, provided that in the case of death or disability, the Committee shall have the power to provide for an appropriate settlement of a Performance-Based Award before the end of the Performance Cycle.
(f)	Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 700,000, Shares or 1,400,000 stock options (subject to adjustment as provided in paragraph 20 hereof) or $5,000,000 in the case of a Performance-Based Award that is a Cash-Based Award. Determinations made in respect of the limitation set forth in the preceding sentence may be made in a manner consistent with Section 162(m) of the Code.
11.	Cash-Based Awards. The Committee may, in its sole discretion, grant an award entitling the recipient to receive a cash-denominated payment (a “Cash-Based Award”) to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Committee shall determine at the time of grant. The Committee shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Committee shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Committee. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the award as the Committee determines.
12.	General Restrictions. Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that: (a) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of Shares, or (d) the satisfaction of withholding tax or other withholding liabilities, is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained free of any, conditions not acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.
13.	Single or Multiple Agreements. Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

14.	Rights of the Shareholder. The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until the date of record issuance of such Shares in the books of the Company or the issuance of a stock certificate with respect to such Shares, and the issuance of Shares shall confer no retroactive right to dividends.
15.	Rights to Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such person.
16.	Withholding.
(a)	Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the “Tax Date”). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.
(b)	Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.
17.	Non-Assignability. No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative.
18.	Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.
19.	Change In Control Provisions:
(a)	The Committee, in its discretion, may provide that in the event of a Change in Control of the Company: (i) all, or a specified portion of, an award requiring exercise will become fully and immediately exercisable, notwithstanding any other limitations on exercise; (ii) all, or a specified portion of, any award subject to a forfeiture restriction to become fully vested; and (iii) all, or a specified portion of, any award subject to Performance Goals will be deemed to have been fully earned. The Committee, in its discretion, may include Change in Control provisions in some award agreements and not in others, may include different Change in Control provisions in different award agreements, and may include Change in Control provisions for some awards or some award recipients and not for others.
(b)	As used herein, the term “Change in Control” means the happening of any of the following:
i.	Any person or entity, including a “group” as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company’s securities having 35 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

ii.	As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or
iii.	The replacement of a majority of members of the Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the appointment or election.
(c)	In the case of an award that is deferred compensation subject to Section 409A of the Code, the Committee may make such modifications to the definition of “Change in Control” set forth above as it deems necessary or appropriate in order for such award to be in compliance with the requirements set forth in Section 409A of the Code.
20.	Adjustments. In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares, subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding stock options, SARs, restricted stock, Restricted Share Units, Performance-Based Awards or Cash-Based Awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.
21.	Amendment. The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company’s outstanding Shares, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.
22.	Dividends. Notwithstanding any other provision of this Plan, in no event may any dividends with respect to any awards granted hereunder be paid until the vesting (if any) of such awards.
23.	Section 409A Compliance. To the extent that any award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), such award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (a) six months and one day after the grantee’s separation from service, or (b) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such award may not be accelerated except to the extent permitted by Section 409A.
24.	Effect on Other Plans. Participation in this Plan shall not affect a grantee’s eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

25.	Effective Date and Duration of the Plan. The Plan shall become effective upon the later of the dates the Plan is adopted by the Board of Directors and is approved by the holders of a majority of the outstanding Shares, so long as shareholder approval occurs by the first anniversary of its adoption by the Board. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or approved by the Company’s shareholders.
26.	Unfunded Plan. The Plan shall be unfunded. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, restricted stock, Restricted Share Units, Performance-Based Awards or Cash-Based Awards, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock options, SARs, restricted stock, Restricted Share Units, Performance-Based Awards or Cash-Based Awards. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an stock options, SARs, restricted stock, Restricted Share Units, Performance-Based Awards or Cash-Based Awards shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.
27.	Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.

ANNUAL MEETING OF SHAREHOLDERS OF

FRED'S, INC.

June 15, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Annual Report, Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.fredsinc.com/investor-relations/shareholders

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20930304030000000000 3 061517

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 5, AND "EVERY YEAR" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors for the term of one year.

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Thomas H. Tashjian
- ○ Michael T. McMillan
- ○ Timothy A. Barton
- ○ Christopher W. Bodine
- ○ Peter J. Bocian
- ○ Linda Longo-Kazanova
- ○ B. Mary McNabb
- ○ Steven B. Rossi
- ○ Michael K. Bloom

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	FOR	AGAINST	ABSTAIN
2. Approval of BDO USA, LLP as independent registered public accounting firm of the Company, as described in the Proxy Statement.	☐	☐	☐
3. Approval on an advisory (non-binding) basis, of the executive compensation of the Company's named executive officers.	☐	☐	☐

Proposal	EVERY YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN
4. Approval, on an advisory (non-binding) basis, of the frequency of future votes on executive compensation of the Company's named executive officers.	☐	☐	☐	☐

Proposal	FOR	AGAINST	ABSTAIN
5. Approval of the Fred's, Inc. 2017 Long-Term Incentive Plan.	☐	☐	☐

In their discretion, the Proxies are hereby authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED "FOR" THE PROPOSALS 1, 2, 3 AND 5, AND "EVERY YEAR" FOR PROPOSAL 4. THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

The undersigned acknowledges receipt of Notice of said Annual Meeting and the accompanying Proxy Statement, and hereby revokes all proxies heretofore given by the undersigned for said Annual Meeting. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FRED'S, INC.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS JUNE 15, 2017
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Michael K. Bloom and Rick J. Hans, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Annual Meeting of the Shareholders of Fred's, Inc., to be held at the Hyatt Place Hotel, 1220 Primacy Parkway, Memphis, Tennessee 38119 on Thursday, June 15, 2017, at 4:00 p.m., Central Daylight Time, or any adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

(Continued and to be signed on the reverse side.)

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